UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BROADCOM INC.

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, April 1, 2019

Time:	11:00 a.m. Pacific Time

Place:	280 Innovation Drive, San Jose, California 95134

Items of business:	• To elect each of the eight director nominees named in the proxy statement for the next year.
• To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending November 3, 2019.

• To approve amendments to our Second Amended and Restated Employee Share Purchase Plan.

• To hold an advisory vote to approve compensation of our named executive officers.

• To transact any other business as may properly come before the meeting or any postponements or adjournments to the meeting.

Record date:	February 11, 2019

These items of business are described more fully in the accompanying Proxy Statement. We will be providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, on or about February 19, 2019, we are mailing to most of our stockholders a notice instead of a paper copy of the Proxy Statement and our 2018 Annual Report.

Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. Voting will ensure you are represented at the Annual Meeting regardless of whether you plan to attend the Annual Meeting. You may cast your vote over the Internet, by telephone, by mail or during the Annual Meeting.

By Order of the Board,

Hock E. Tan

Director, Chief Executive Officer and President

February 19, 2019

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 1, 2019. The notice of meeting, Proxy Statement and annual report to stockholders are available at http://investors.broadcom.com/phoenix.zhtml?c=203541&p=proxy.

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APPENDIX A – Financial Reconciliation: GAAP to Non-GAAP—Unaudited

APPENDIX B – Second Amendment to the Second Amended and Restated Employee Share Purchase Plan

APPENDIX B-1 – Broadcom Inc. Employee Stock Purchase Plan

APPENDIX C – Directions to the Annual Meeting

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PROXY STATEMENT SUMMARY

Your proxy is being solicited by the Board of Directors of Broadcom Inc. (our “Board”) in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). We are making the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), this proxy statement (the “Proxy Statement”) and the accompanying proxy card, and our Annual Report on Form 10-K (the “2018 Form 10-K”) for our fiscal year ended November 4, 2018 (“Fiscal Year 2018”), available to stockholders on or about February 19, 2019. This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement before voting.

Broadcom Inc. is the successor to Broadcom Limited (“Broadcom-Singapore”). After the close of market trading on April 4, 2018, Broadcom Inc. and Broadcom-Singapore completed a statutory scheme of arrangement under Singapore law pursuant to which Broadcom-Singapore became an indirect wholly-owned subsidiary of Broadcom Inc. and Broadcom Inc. became the ultimate parent holding company of the Broadcom corporate group. Information reported in this Proxy Statement for the period prior to this transaction relates to our predecessor, Broadcom-Singapore. Unless the context otherwise requires, references in this Proxy Statement to “Broadcom,” “the Company,” “our Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. from and after the effective time of this transaction.

2019 Annual Meeting of Stockholders

Date	Monday, April 1, 2019

Time	11:00 a.m., Pacific Time

Place	Broadcom Inc., 280 Innovation Drive, San Jose, CA 95134

Record Date	February 11, 2019

Proposals and Board Recommendations

Proposal	Board Recommendation	Page

To elect each of the eight director nominees for the next year	For each director nominee	5

To ratify the appointment of our independent registered public accounting firm for our fiscal year ending November 3, 2019	For	18

To approve amendments to our Second Amended and Restated Employee Share Purchase Plan	For	21

To hold an advisory vote to approve compensation of our named executive officers	For	25

2019 Director Nominees

Name	Independent	Director since	Committees*				# of Other Public Company Boards
			AC(1)	CC	N&GC	EC

Hock E. Tan (CEO)		2006				◆	—

Henry Samueli, Ph.D. (Chairman of the Board)		2016					—

Eddy W. Hartenstein (Lead Independent Director)	✓	2016	◆			◆	3

Diane M. Bryant	✓	2019		◆			1

Gayla J. Delly	✓	2017	◆		◆		1

Check Kian Low	✓	2016		◆	◆		1

Peter J. Marks	✓	2013	◆		◆		—

Harry L. You	✓	2019	◆				1

*AC = Audit Committee; CC = Compensation Committee; N&GC = Nominating & Corporate Governance Committee;

EC = Executive Committee; ◆ = Member; = Chairperson.

(1)	Donald Macleod currently serves as Chairman of the Audit Committee. Mr. Macleod will cease to be a director immediately prior to the start of the Annual Meeting.

Our Financial Performance

We have established a track record of delivering strong financial results and creating long-term sustained value for our stockholders.

Fiscal Year 2018 Financial Results Highlights

Financial results highlights of our Fiscal Year 2018 include:

•	Record high revenue of $20,848 million, an 18% increase over our fiscal year ended October 29, 2017 (“Fiscal Year 2017”).

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GAAP operating income increased $2,752 million to $5,135 million, a 115% increase over Fiscal Year 2017, and non-GAAP operating income increased $2,413 million to $10,424 million, a 30% increase over Fiscal Year 2017.*

•	Net cash provided by operating activities of $8,880 million, a 36% increase over Fiscal Year 2017, and free cash flow of $8,245 million, a 50% increase over Fiscal Year 2017.*

Revenue (in billions)	Operating Income (in billions)	Free Cash Flow (in billions)

Return of Capital to Stockholders

Our capital allocation policy targets the return of 50% of our prior fiscal year free cash flow to stockholders in the form of dividends, and use of the balance of our free cash flow to buy back stock and support additional acquisitions, while remaining focused on maintaining our investment grade credit rating. Our strong free cash flow in Fiscal Year 2017 enabled us to return an aggregate of $10,256 million to our stockholders during Fiscal Year 2018, consisting of $2,998 million in cash dividends and $7,258 million in stock repurchases. Our strong free cash flow in Fiscal Year 2018 enabled us to increase our quarterly dividend to $2.65 per share in our first quarter of our fiscal year ending November 3, 2019 (“Fiscal Year 2019”), an increase of 51% over the quarterly dividend paid in Fiscal Year 2018.

Dividends Dividend Increase YoY%110%72%	Stock Buyback Highlights ➢ $7,258 million spent to repurchase 31.9 million shares during Fiscal Year 2018 ➢ $10.7 billion aggregate share repurchase authorization for Fiscal Year 2019

* Please see Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

Total Stockholder Return

Our longer-term total stockholder return (“TSR”) performance has been very strong on both an absolute and relative basis.

•	Our five-year cumulative TSR has increased by 40.0% annually on average, and has also significantly outperformed our peer group median and the S&P 500 Index.

•	We have significantly increased our absolute TSR since our initial public offering in 2009 by 1,465.0%, with a cumulative TSR increase of 34.6% annually on average.

Cumulative TSR

Executive Compensation

The Compensation Committee believes that a significant portion of our executives’ target total direct compensation should be dependent upon our financial performance. Our executive compensation program is designed to reward our executives for producing sustainable growth in share value, consistent with our strategic plan, to align their interests with the interests of our stockholders, and to attract and retain top talent.

Named Executive Officer Pay Mix

The following charts compare the percentage breakdown of target total direct compensation for Fiscal Year 2018 for our Chief Executive Officer (“CEO”) and our other named executive officers (“NEOs”). Target total direct compensation consists of base salary, target short-term incentives (“STI”) through our annual performance cash bonus plan (“APB Plan”) and target long-term incentives (“LTI”) through equity awards comprised of service-based restricted stock units (“RSUs”) and performance-based stock units (“PSUs”). As the PSU award granted to our CEO during Fiscal Year 2017 was a long-term multi-year award, the chart annualizes this award over four years (the term of this award), assuming target performance level attainment. Our CEO did not receive an equity award in Fiscal Year 2018.

CEO FY 2018 Target Pay Mix	Other NEO FY 2018 Target Pay Mix

Executive Compensation Program Governance

Our executive compensation program incorporates many governance best practices, including:

	Best Practices We Employ	Practices We Do Not Employ

✓	Majority of CEO and other NEO compensation tied to long-term performance	X	No excessive risk taking in our incentive plan design

✓	Performance metrics are directly tied to value creation for stockholders	X	No re-pricing of underwater stock options

✓	Caps on cash and equity incentive plan payouts	X	No excise tax gross-ups

✓	“Double trigger” change in control payments and benefits	X	No supplemental retirement and pension benefits

✓	Engagement of an independent compensation consultant	X	No guaranteed bonuses

✓	Annual risk assessment of all of our compensation programs	X	No perquisites, other than in modest amounts

✓	CEO compensation is reviewed and approved by the independent directors

We regularly solicit feedback from our stockholders and expect our executive compensation program to evolve over time after considering such feedback and other developing best practices.

Corporate Governance

We design our corporate governance framework to support the long-term interests of our stockholders and compliance with regulatory requirements related to corporate governance. We also closely monitor governance trends and best practices. Some of our governance practices include the following:

✓	Proactive adoption of market standard proxy access provisions	✓	Annual election of directors

✓	Two or more stockholders holding at least 10% of outstanding shares may call special meetings	✓	Majority voting for directors in uncontested election

✓	Annual say-on-pay vote	✓	Separate Chairman and CEO roles, with a Lead Independent Director

✓	No supermajority voting requirements for bylaw amendments	✓	Strong independent Board, 6 of 8 directors

✓	No “poison pill” anti-takeover provisions	✓	Annual Board and committee evaluations

✓	Anti-hedging and anti-pledging policy for employees and directors	✓	Mandatory offer of board resignation at age 75

✓	Stock ownership guidelines for all executive officers and directors	✓	Active board refreshment process, resulting in the addition of 3 new directors in the last 2 years

Stockholder Engagement

Over the last 12 months, we reached out to stockholders holding more than 50% of our then outstanding shares. The chairperson of our Compensation Committee, Mr. Eddy W. Hartenstein, participated in discussions with our largest stockholders on matters relating to our executive compensation program. During these discussions, a number of stockholders indicated that they desired more clarity around the long-term multi-year PSU award granted to our CEO in 2017 and the timing of our CEO’s next equity grant, the structure of the PSU awards granted to our other NEOs, and succession planning, particularly for our CEO.

Consistent with those discussions, we have confirmed that our CEO will not receive another equity award until at least 2021. We have also clarified our disclosure regarding the PSUs awarded to our NEOs (other than our CEO) on page 39 and added disclosure on page 13 regarding our Board’s oversight of, and involvement with, our executive succession plans.

PROPOSAL 1:

ELECTION OF DIRECTORS

Director Nominees

Our Board members are elected each year at the annual meeting of stockholders. Our Board is currently comprised of 11 members and with effect from the start of the Annual Meeting will consist of eight members, with no vacancies. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has decided to nominate the eight individuals below for election as directors, all of whom are currently directors. As previously announced, consistent with our Corporate Governance Guidelines, director Lewis C. Eggebrecht, offered his resignation from our Board upon turning 75 years of age, to be effective as of the date of the Annual Meeting, which our Board accepted. In addition, directors James V. Diller and Donald Macleod will not be standing for re-election at the Annual Meeting and they will cease to be directors immediately prior to the Annual Meeting. Our Board expects that each of the director nominees will be available to serve as a director. Stockholders may not vote their proxies for a greater number of persons than the number of nominees named below.

In the event that a director nominee resigns or otherwise becomes unwilling or unable to serve after the mailing of the Internet Notice but before the Annual Meeting, our intention would be to make a public announcement of such resignation and either reduce the size of our Board or appoint a substitute nominee, in accordance with our Amended and Restated Bylaws (the “Bylaws”). If we reduce the size of our Board, this would reduce the number of nominees to be elected at the Annual Meeting. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a substitute nominee at the Annual Meeting to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee.

In considering whether the director nominees have the experience, qualifications, attributes and skills, taken as a whole, to serve as directors of Broadcom, in light of our business and structure, the Nominating and Corporate Governance Committee and our Board focused primarily on the information discussed in each of the director nominee’s biographical information set forth below. Our Board believes that each director nominee has the relevant experience, personal and professional integrity, the ability to make independent, analytical inquiries, experience with and understanding of our business and business environment, and the willingness and ability to devote adequate time to Board duties. We also believe that the director nominees together have the skills and experience to form a board that is well suited to oversee the risks and opportunities facing our Company. The age of each director is provided as of February 11, 2019, the record date for the Annual Meeting.

Hock E. Tan

President and Chief Executive Officer Director since 2006 Board Committees: Executive

Mr. Tan, 67, has served as our President and Chief Executive Officer since March 2006. From September 2005 to January 2008, he served as Chairman of the board of directors of Integrated Device Technology, Inc. (“IDT”). Prior to becoming chairman of IDT, Mr. Tan was the President and Chief Executive Officer of Integrated Circuit Systems, Inc. (“ICS”), from June 1999 to September 2005. Prior to ICS, Mr. Tan was Vice President of Finance with Commodore International, Ltd. from 1992 to 1994, and previously held senior management positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan served as managing director of Pacven Investment, Ltd., a venture capital fund in Singapore from 1988 to 1992, and served as managing director for Hume Industries Ltd. in Malaysia from 1983 to 1988.

Qualifications: Mr. Tan’s qualifications to serve on our Board include his role as our Chief Executive Officer, his extensive career in the technology industry in general and in the semiconductor industry in particular, including service as the chairman of the board of directors of a publicly-traded semiconductor company, and his extensive knowledge of our business developed over the course of his career at our Company.

Henry Samueli, Ph.D.

Chairman of the Board since December 2018 Director since 2016 Board Committees: Executive (Chair)

Dr. Samueli, 64, served as our as Chief Technical Officer from February 2016 to December 2018. He was a co-founder of Broadcom Corporation (“BRCM”) and served as its Chief Technical Officer from its inception in 1991 to May 2008 and from December 2009 through January 2016. Dr. Samueli also served as BRCM’s Vice President of Research and Development from 1991 to May 2003 and as a technology advisor from May 2008 to December 2009. Dr. Samueli has also been a Professor in the Electrical Engineering Department at the University of California, Los Angeles since 1985 (on leave of absence since 1995) and a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department of the University of California, Irvine since 2003. Prior to BRCM, Dr. Samueli was the Chief Scientist and one of the founders of PairGain Technologies. From 1980 until 1985, he was employed in various engineering management positions in the Electronics and Technology Division of TRW, Inc. Dr. Samueli served as Chairman or Co-Chairman of the board of directors of BRCM from 1991 to May 2008 and from May 2011 to January 2016. Dr. Samueli is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, and a Member of the National Academy of Engineering. He received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. He is a named inventor in 75 U.S. patents.

Qualifications: Dr. Samueli’s qualifications to serve on our Board include his over 35 years of advanced engineering and leadership experience in the fields of communications systems and semiconductors. In addition, his co-founding of BRCM and his prior service as its Chief Technical Officer provide unique insights into, and understanding of, our operations, technologies and industry.

Eddy W. Hartenstein

Lead Independent Director since December 2018 Director since 2016 Board Committees: Audit Compensation (Chair) Nominating and Corporate Governance (Chair) Executive

Mr. Hartenstein, 68, was the publisher and Chief Executive Officer of the Los Angeles Times from August 2008 to August 2014. In addition, he served as co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 to January 2013. Previously, Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group Inc. (formerly Hughes Electronics Corp.), from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV Inc. from late 2001 through 2004 and as President from its inception in 1990 to 2001. He currently serves as a director of Tribune Publishing Company; as lead independent director of the board of SIRIUS XM Holdings Inc., where he also serves on the audit committee; and as a director of TiVo Corporation, where he also serves on the compensation and strategic committees. Mr. Hartenstein also served as a director of BRCM from June 2008 through January 2016; SanDisk Corporation from 2005 to May 2016; Rovi Corporation from September 2015 until its acquisition by TiVo in September 2016; and Yahoo, Inc. from April 2016 to June 2017.

Qualifications: Mr. Hartenstein’s qualifications to serve on our Board include his business leadership and extensive senior management experience, including successfully creating and entering new markets, as well as his considerable public company directorial and governance experience.

Diane M. Bryant

Independent Director Director since 2019 Board Committees: Compensation

Ms. Bryant, 56, served as the Chief Operating Officer of Google Cloud (cloud computing services) from 2017 to 2018, where she focused on accelerating the scale and reach of Google Cloud’s business, including optimization of the global supply chain, acceleration of customer adoption, and development of next-generation information technology solutions. Prior to Google Cloud, Ms. Bryant spent 32 years at Intel Corporation, most recently serving as Group President of Intel’s Data Center Group, the worldwide organization that develops server, storage and network platforms for the digital services economy, in 2017, having led that group since 2012, and serving as Intel’s Corporate Vice President and Chief Information Officer, responsible for corporate-wide information technology solutions and services that enable Intel’s business, from 2008 to 2012. Ms. Bryant also serves on the board of directors of United Technologies Corporation, where she also serves on its audit and finance committees and on the U.C. Davis Chancellor’s Board of Advisors and U.C. Davis College of Engineering Board of Advisors.

Qualifications: Ms. Bryant’s qualifications to serve on our board include her more than three decades of experience and executive leadership in the semiconductor industry, in enterprise information technology solution development and deployment, and in advancing cloud computing services worldwide, as well as public company board and committee experience.

Gayla J. Delly

Independent Director Director since 2017 Board Committees: Audit Nominating and Corporate Governance

Ms. Delly, 59, served as Chief Executive Officer of Benchmark Electronics Inc. (“Benchmark”), a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments, from January 2012 to September 2016, and served as a director from 2011 to September 2016. At Benchmark, she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark. Ms. Delly serves as an independent director of Flowserve Corporation, a public company listed on the New York Stock Exchange, and serves as chair of Flowserve’s audit committee and a member of its corporate governance and nominating committee.

Qualifications: Ms. Delly’s qualifications to serve on our Board include her leadership experience in senior executive and financial management positions, her international manufacturing experience, her education and experience as an accounting professional, as well as public company board and committee experience.

Check Kian Low

Independent Director Director since 2016 Board Committees: Compensation Nominating and Corporate Governance

Mr. Low, 59, was one of the founding partners and has served as a director of NewSmith Capital Partners LLP, an independent partnership providing corporate finance advice and investment management services, for which he manages the Asia Pacific offices, since 2003. He is also an owner, and has served as a director of, Cluny Capital Limited (BVI) since February 2007. Prior to founding NewSmith in 2003, Mr. Low served as Senior Vice-President and Member of the Executive Management Committee of Merrill Lynch & Co., as well as its Chairman for the Asia Pacific Region, where he held various positions since the start of his employment with that firm in October 1995. Mr. Low serves as the lead independent director of Singapore Telecommunications Limited, a public company listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”), where he also serves on the corporate governance & nominations and finance & investment committees. He also serves on the board of directors of a number of private companies and is a trustee of the Singapore London School of Economics Trust and the Nanyang Technological University. Mr. Low previously served as a director of the following public companies listed on the SGX-ST: Neptune Orient Lines Limited from April 2011 to June 2016, Fibrechem Technologies Limited from January 2005 to September 2012 and Singapore Exchange Limited from July 2000 to October 2011.

Qualifications: Mr. Low’s qualifications to serve on our Board include his considerable executive management and financial and investment experience.

Peter J. Marks

Independent Director Director since 2013 Board Committees: Audit Nominating and Corporate Governance

Mr. Marks, 65, is the Chief Executive Officer of Executive Consultant, which he founded in 2013, where he advises business leaders on leadership. Prior to this, Mr. Marks served in various senior management roles with Robert Bosch GmbH, which he originally joined in 1977 and where he remained until December 2011. Most recently, from 2006 until his departure in December 2011, Mr. Marks served as Chairman, President and Chief Executive Officer of Robert Bosch LLC, where he managed all of its business sectors in the Americas, and as a member of the Board of Management of Robert Bosch GmbH, with responsibility for worldwide coordination for manufacturing and capital investment. Prior to that he also served as a senior executive of Robert Bosch GmbH responsible for various divisions: automotive electronics, semiconductors, body electronics/electric drivers and energy systems.

Qualifications: Mr. Marks’ qualifications to serve on our Board include his extensive leadership experience in senior management and executive positions with a large, multinational organization, as well as his familiarity with operational and strategic issues relating to technology focused companies with international operations.

Harry L. You

Independent Director Director since 2019 Board Committees: Audit

Mr. You, 59, is the President, Chief Financial Officer and a director of GTY Technology Holdings Inc., a public blank check company focusing on the technology industry, including software and services, which raised $552 million in gross proceeds in its initial public offering in November 2016. From 2008 to 2016, Mr. You served as the Executive Vice President in the Office of the Chairman of EMC Corporation. Mr. You joined EMC in 2008 to oversee corporate strategy and new business development, which included mergers and acquisitions, joint ventures and venture capital activity. Mr. You was Chief Executive Officer of BearingPoint Inc. from 2005 to 2007 and also served as BearingPoint’s Interim Chief Financial Officer from 2005 to 2006. From 2004 to 2005, Mr. You served as Executive Vice President and Chief Financial Officer of Oracle Corporation, helping begin Oracle’s acquisition run with the takeovers of Peoplesoft, Inc. and Retek in 2005. From 2001 to 2004, Mr. You served as Chief Financial Officer of Accenture Ltd. Mr. You also previously spent 14 years in the financial services industry, including serving as a managing director in the Investment Banking Division of Morgan Stanley. Mr. You served on the board of directors of Korn/Ferry International, a global executive recruiting company, from 2004 to 2016, and has been a trustee of the U.S. Olympic Committee Foundation since 2016.

Qualifications: Mr. You’s qualifications to serve on our Board include his extensive and varied mergers and acquisitions experience, financial and strategic planning expertise, public company financial management experience, and executive leadership roles at various technology-driven companies.

Our Board recommends a vote FOR the election of each of the director nominees.

CORPORATE GOVERNANCE

Board of Directors

Our Board oversees the conduct of our business by our senior management, provides guidance on our strategic and business planning processes, is principally responsible for the succession planning for our key executives, including our CEO, and ensures that the long-term interests of stockholders are being served.

Our Board held 14 meetings during Fiscal Year 2018. During Fiscal Year 2018, each director attended at least 75% of the aggregate number of meetings of our Board and all committees of our Board on which he or she served. Our independent directors met at regularly scheduled executive sessions without management present. Our Corporate Governance Guidelines provide that each director is expected to attend the annual meetings of our stockholders. All of our directors then serving on our Board attended the annual meeting in April 2018.

Board Leadership Structure and Oversight of Risk Management

Our Board believes that Broadcom and its stockholders are best served by a Board leadership structure in which the roles of the CEO and the Chairman of the Board are held by different individuals, and that there be a Lead Independent Director if the Chairman is not independent. Under this structure our CEO is generally responsible for setting the strategic direction of Broadcom and for the day-to-day management of our operations. The independent Chairman or the Lead Independent Director, as applicable, provides strong independent leadership to assist our Board in fulfilling its oversight role of management and our risk management practices, approves the agenda for Board meetings and presides over Board meetings and over the meetings of our independent directors in executive session. Our Board annually reviews its leadership structure to determine whether it continues to best serve Broadcom and its stockholders. Currently, Mr. Tan serves as our President and CEO and, until December 5, 2018, Mr. Diller, an independent director, served as Chairman of the Board. Following Mr. Diller’s resignation as Chairman of the Board, Dr. Samueli was appointed Chairman of the Board and Mr. Hartenstein was appointed to serve as Lead Independent Director. Upon his election as Chairman of the Board, Dr. Samueli resigned from his position as our Chief Technical Officer.

Our Board believes that evaluating Broadcom’s risk management practices is one of its most important areas of oversight. In carrying out this critical responsibility, our Board regularly reviews and discusses with management information regarding risks related to our operations, liquidity and credit, cybersecurity, compensation programs and succession planning. In addition, our Board has delegated certain aspects of risk management oversight to each Board committee. The committees report regularly to our Board on matters relating to the specific areas of risk the committees oversee. Members of management report, at least annually, on our risk management practices to the relevant committees and to the full Board.

Director Independence

Our Board annually reviews the independence of each director and nominee and considers whether such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board has made the determination that transactions or relationships between us and an entity where a director or nominee serves as a non-employee director and/or is the beneficial owner, directly or indirectly of less than 10% of such entity, or where a director or nominee for director serves on a non-employee advisory board of, or in a non-employee advisory capacity to, such an entity, are presumed immaterial for the purposes of assessing a director’s independence.

As a result of its review, our Board has determined that Messrs. Hartenstein, Low, Marks, and You and Mses. Bryant and Delly, representing six of our eight director nominees, are currently “independent directors”, and that Messrs. Diller, Eggebrecht and Macleod are also “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market (“Nasdaq”).

Board Committees

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee (the “Nominating/Governance Committee”) and an Executive Committee. Each of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. The charters for all four committees are available in the “Investor Center—Corporate Governance—Documents” section of our website (http://investors.broadcom.com/phoenix.zhtml?c=203541&p=irol-govhighlights). Stockholders may also request a copy from Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131.

Audit Committee

Each member of the Audit Committee is independent in accordance with the audit committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Ms. Delly and Mr. You is an audit committee financial expert under applicable SEC rules and has the requisite financial sophistication required by applicable Nasdaq rules.

Members	Primary Responsibilities	Meetings in Fiscal Year 2018

Current: Donald Macleod (Chair) Gayla J. Delly Eddy W. Hartenstein Peter J. Marks Harry L. You Following the Annual Meeting: Gayla J. Delly Eddy W. Hartenstein Peter J. Marks Harry L. You

•   Oversee the quality and integrity of our financial statements and internal controls

•   Determine the appointment, compensation, retention, qualifications and independence of our independent registered public accounting firm

•   Conduct an annual performance evaluation of our internal audit function and independent registered public accounting firm

•   Oversee our financial and operational risk exposures, including any exposures related to data privacy and information technology systems controls and security, and the steps management takes to monitor, control and report such exposure

•   Oversee our compliance with legal and regulatory requirements

•   Review related party transactions

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Compensation Committee

Each member of the Compensation Committee is independent in accordance with the compensation committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq and is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Members	Primary Responsibilities	Meetings in Fiscal Year 2018

Current: Eddy W. Hartenstein (Chair) Diane M. Bryant James V. Diller Lewis C. Eggebrecht Check Kian Low Donald Macleod Following the Annual Meeting: Eddy W. Hartenstein (Chair) Diane M. Bryant Check Kian Low

•   Determine our executives’ base and incentive compensation (other than that of our CEO)

•   Provide input and recommendations to the independent directors of our Board regarding our CEO’s compensation

•   Design (in consultation with management or our Board) and evaluate our compensation plans, policies and programs

•   Administer our equity-based plans and approve the terms of equity-based grants pursuant to those plans

•   Confirm that our compensation programs do not encourage unnecessary risk taking

•   Review and discuss, at least annually, the relationship between risk management policies and practices, business strategy and officers’ compensation

•   Establish and periodically review policies concerning perquisite benefits

•   Review and approve all employment agreements, severance and change-in-control arrangements and perquisites for officers and other executives, other than the CEO, and make recommendations to our Board regarding such agreements and perquisites with our CEO

•   Review and make recommendations to our Board compensation for non-employee directors

•   Provide oversight over the Committee’s compensation consultant

6

Our management conducted its annual review of our compensation policies and practices for our employees, as they relate to our risk management, and reported their findings in January 2019 to the Compensation Committee. Our compensation policies and practices (described in more detail under “Compensation Discussion and Analysis” and “Executive Compensation” below) balance short- and long-term goals and awards, as well as the mix of the cash and equity components. Based upon this review, the Compensation Committee believes the elements of our compensation programs do not encourage unnecessary or excessive risk-taking, and are not reasonably likely to have a material adverse effect on our Company in the future.

To the extent permitted by applicable law and the Nasdaq rules, the Compensation Committee may delegate its responsibilities to a subcommittee or officers, and may authorize members of our Human Resources department to carry out certain administrative duties regarding our compensation programs.

For information on the processes and procedures followed by the Compensation Committee and our Board, and the role of its compensation consultant and our CEO, in the consideration and determination of executive compensation, see the “Compensation Discussion and Analysis” section beginning on page 28 of this Proxy Statement.

Nominating and Corporate Governance Committee

Each member of the Nominating/Governance Committee is independent in accordance with the applicable Nasdaq rules and regulations.

Members	Primary Responsibilities	Meetings in Fiscal Year 2018

Current: Eddy W. Hartenstein (Chair) Gayla J. Delly James V. Diller Check Kian Low Peter J. Marks Following the Annual Meeting: Eddy W. Hartenstein (Chair) Gayla J. Delly Check Kian Low Peter J. Marks

•   Take a leadership role in shaping our corporate governance policies and procedures and develop recommendations for our Board

•   Identify, evaluate and recommend to our Board qualified candidates to become directors and to fill vacancies on the Board

•   Assess director independence

•   Oversee the annual evaluation of our Board and its committees

•   Consider stockholder proposals submitted for consideration at our annual meeting of stockholders

•   Periodically assess director continuing education with respect to our business, financial statements, corporate governance and other appropriate subjects

•   Periodically review and assess our Corporate Governance Guidelines and recommend changes to our Board

4

Executive Committee

The Executive Committee is comprised of our CEO, the Chairman of the Board and such other directors as our Board appoints.

Members	Primary Responsibilities	Meetings in Fiscal Year 2018

Current: Henry Samueli, Ph.D. (Chair) Eddy W. Hartenstein Hock E. Tan James V. Diller Donald Macleod	To review and approve, subject to specified limitations: • investments, acquisitions, dispositions and capital expenditures; • new or incremental debt financings or borrowings, or amendments thereto, or refinancings thereof, including convertible debt, bond financing and commercial paper; and • treasury, cash management and other banking matters.	0

Following the Annual Meeting: Henry Samueli, Ph.D. (Chair) Eddy W. Hartenstein Hock E. Tan

Review and provide recommendations to our Board on matters requiring full Board approval, including:

•   business opportunities, strategies and proposals, and other strategic matters;

•   business plans, annual budgets, targets, operational plans, capital structure and dividend policy;

•   proposed transactions that exceed its approval thresholds; and

•   efficient organization and management structure of our Company.

Director Nominations

In accordance with our Corporate Governance Guidelines, our Board seeks individuals to serve as directors who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective in providing the diversity of skills and background, soundness of judgment appropriate for the business and operations of our Company, and serving the long-term interests of the stockholders. The Nominating/Governance Committee has from time to time also engaged third-party search firms to assist in identifying and evaluating possible candidates.

When evaluating director candidates, the Nominating/Governance Committee seeks to ensure that our Board has the requisite skills, experience and expertise, and that its members consist of persons with appropriately diverse and independent backgrounds. The Nominating/Governance Committee will consider all aspects of a candidate’s qualifications in the context of the needs of our Company, including:

•	independence from management;

•	personal and professional integrity, ethics and values;

•	experience as an officer in corporate management;

•	experience and expertise in our industry and international business and familiarity with Broadcom;

•	experience as a board member of another public company;

•	practical and mature business judgment;

•	diversity of background and perspective (inclusive of age, ethnicity, experience, gender and race);

•	current Board size and composition and the extent to which a candidate would fill a present need on our Board; and

•	the other ongoing commitments and obligations of the candidate.

The Nominating/Governance Committee will consider nominee recommendations from its members, other Board members and members of our management, as well as nominees recommended by our stockholders.

See “Stockholder Proposals and Director Nominations for the 2020 Annual Meeting” on page 61 for information on the requirements for director nominations, including nominations using proxy access.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that is applicable to all members of our Board, executive officers and employees, including our CEO, Chief Financial Officer (“CFO”) and principal accounting officer, a copy of which is available in the “Investor Center—Corporate Governance—Documents” section of our website, or upon request to: Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131.

Corporate Governance Guidelines

Our Board is committed to ensuring that the long-term interests of stockholders are being served. As such, our Board has adopted Corporate Governance Guidelines, a copy of which is available in the “Investor Center—Corporate Governance—Documents” section of our website, or upon request to: Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131. Some of the governance best practices included in our Corporate Governance Guidelines are as follow:

Protections against Director Overboarding

To ensure that our directors are not over-committed and have adequate time to fulfill their duties on our Board, directors may not serve on more than four other public company boards without prior approval, except that a director who also serves as the chief executive officer of a public company should not serve on more than two public company boards in addition to our Board.

Resignation Offered with Significant Job Change

Any director who retires from or terminates his or her present employment, or who materially changes his or her position, is required to submit an offer of resignation as a director of our Board. This provides our Board the opportunity to evaluate whether the individual should continue to sit on our Board in light of his or her new occupational status. Our Board may invite any such director to remain a director if our Board determines that continued access to such director’s knowledge, skills and experience is in the best interests of our Company and our stockholders.

Resignation Offered at Age 75

Our Board does not currently believe that a mandatory retirement age for non-employee directors is necessary, and that continued service by a particular director may be in the best interests of our Company and our stockholders. However, when a non-employee director reaches the age of 75 years, he or she is required to offer his or her resignation to our Board, to be effective as of the next annual meeting of stockholders. This allows our Board to evaluate the composition and needs of our Board and the interests of our Company and our stockholders.

Succession Planning

Our Board oversees CEO and key management personnel succession planning, which is reviewed at least annually. Our CEO and Vice President of Human Resources provide our Board with recommendations and evaluations of potential CEO and other senior management personnel successors, and review their development plans. Our Board reviews potential internal candidates with our CEO and Vice President of Human Resources, including the qualifications, experience and development priorities for these individuals. Directors engage with potential CEO and key management personnel successors at least annually at Board meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our key management personnel’s qualifications, tenure and experience.

Our Board has adopted a CEO succession plan, both on an interim and a longer-term basis. The interim plan will become effective in the event our CEO unexpectedly becomes unable to perform his duties, in order to minimize potential disruption or loss of continuity to our Company’s business and operations. Our CEO succession plan is reviewed annually by our Board.

Stock Ownership Guidelines

Based on competitive market data and after consultation with Compensia, Inc. (“Compensia”), our Board and the Compensation Committee have set stock ownership guidelines for our non-employee directors and executive officers, respectively, as follows:

Position	Aggregate Value*

Non-employee Director	3x annual cash retainer

CEO	3x base salary

Executive Officer	1x base salary

*Fair market value of common stock based on the closing price per share, as quoted on the Nasdaq Global Select Market, on the date of valuation.

Our non-employee directors and executive officers, including our CEO, are expected to satisfy the applicable guidelines within five years of the date on which they become a director or an executive officer and to hold at least such minimum value in shares of common stock for so long as he or she is a director or an executive officer.

Shares of common stock held in a trust or other estate-planning vehicle established by a non-employee director or an executive officer, which continue to be beneficially owned by such non-employee director or executive officer under SEC rules, count toward achieving the applicable guideline level of stock ownership. Outstanding service-based RSU awards and PSU awards for which the performance criteria have been met count toward achieving the applicable guideline level of stock ownership at a rate of 100%. Vested and exercisable stock option awards held by an executive officer also count toward achieving the applicable guideline level of stock ownership at a rate of 50%, i.e. two vested option shares will count as one share of common stock.

As of February 11, 2019, all of our non-employee directors and executive officers, other than Ms. Bryant and Mr. You who joined our Board in January 2019, had achieved their guideline level of stock ownership.

In addition, our insider trading policy prohibits our directors and employees from hedging or pledging our securities, from making short sales, or trading in derivative securities related to our securities.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee, Messrs. Diller, Eggebrecht, Hartenstein, Low and Macleod and Ms. Bryant, are not, and have never been, officers or employees of Broadcom. During Fiscal Year 2018, none of our executive officers served on the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Stockholder Communications With Our Board

You may communicate with our Board at the following address:

The Board of Directors

Broadcom Inc.

c/o Chief Legal Officer

1320 Ridder Park Drive

San Jose, California 95131

Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, but will be made available to any director upon request.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our 2018 Form 10-K and as may be updated in our subsequent SEC filings.

DIRECTOR COMPENSATION

On an annual basis, the Compensation Committee reviews our non-employee director compensation, with input from Compensia, its independent compensation consultant, regarding market practice and the competitiveness of our non-employee director compensation program. Our Board approves any changes to our non-employee director compensation, taking into consideration the recommendations of the Compensation Committee and based on its own review. Our non-employee directors receive cash and equity compensation in consideration for their service on our Board, as set forth in more detail below, but do not receive any non-equity incentive compensation, or participate in any company pension plan or deferred compensation plan.

On December 5, 2018, Dr. Samueli was elected as Chairman of the Board and immediately resigned as our Chief Technical Officer. During his service as our Chief Technical Officer, Dr. Samueli did not receive any additional compensation for his service on our Board or any committee of our Board. Upon his election as Chairman of the Board, Dr. Samueli declined all compensation for his service on our Board and as its Chairman. The unvested equity awards that we previously granted to Dr. Samueli will continue to vest, subject to the terms and conditions of the awards. We also do not compensate Mr. Tan for his service on our Board or any committee of our Board.

Fiscal Year 2018 Director Compensation Program

Cash Compensation

During Fiscal Year 2018, our non-employee directors received the following annual cash compensation, payable quarterly:

Annual Fees

Board membership (including the Chairperson of the Board)	$ 80,000
Additional amounts, as applicable, payable to:
Chairperson of the Board	$ 150,000
Chairperson of the Audit Committee	$ 35,000
Chairperson of the Compensation Committee	$ 22,500
Chairperson of the Nominating/Governance Committee	$ 18,000
Member of the Audit Committee (other than chairperson)	$ 12,500
Member of the Compensation Committee (other than chairperson)	$ 10,000
Member of the Nominating/Governance Committee (other than chairperson)	$ 6,000

In addition, we reimbursed, or paid, non-employee directors for travel and other out-of-pocket expenses related to their attendance at Board and committee meetings, annual meetings of stockholders and other travel at our request.

Equity Compensation

Our non-employee directors also received the following equity compensation awards:

•

upon appointment to our Board, an initial RSU award using a target value of $200,000, prorated based on the expected portion of a year to be served between the time of such director’s appointment and the anticipated date of our annual meeting of stockholders immediately following the director’s appointment; and, thereafter,

•	an annual RSU award using a target value of $200,000, to be granted on the date of each annual meeting of stockholders, subject to the director’s re-election at such meeting.

To determine the number of shares granted pursuant to such awards, the value of the award was divided by the average of our per share closing market prices, as quoted on the Nasdaq Global Select Market, over the 30 calendar days immediately preceding the grant date. These RSU awards vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the date on which the annual meeting of stockholders immediately following the grant date is held, subject to the director’s continued service on our Board.

Fiscal Year 2019 Director Compensation Program

In connection with its annual review of our non-employee director compensation program, in December 2018, the Compensation Committee determined that the program delivered average total direct compensation at approximately the 35th percentile of our compensation peer group included on page 35, no changes having been made to the program since April 2016. With advice from Compensia, the Compensation Committee recommended, and upon review our Board approved, increases to various components of our non-employee director compensation program.

Effective December 5, 2018, our non-employee directors are entitled to receive the compensation set forth below. Dr. Samueli has declined all such compensation. However, we provide Dr. Samueli with access to office space and administrative support in connection with the discharge of his duties as Chairman.

Cash Compensation

Annual Fees

Board membership (payable to all non-employee directors)	$ 90,000

Additional amounts, as applicable, payable to:
Independent Chairperson of the Board*	$150,000
Lead Independent Director†	$100,000
Chairperson of the Audit Committee	$ 40,000
Chairperson of the Compensation Committee*	$ 22,500
Chairperson of the Nominating/Governance Committee	$ 20,000
Member of the Audit Committee (other than chairperson)	$ 15,000
Member of the Compensation Committee (other than chairperson)*	$ 10,000
Member of the Nominating/Governance Committee (other than chairperson)	$ 10,000

*	Unchanged.
†	Not previously applicable

Equity Compensation

Our Board also increased the target value of non-employee directors’ equity awards to $220,000, calculated in the same manner and subject to the same vesting schedule and other terms as described above under “Fiscal Year 2018 Director Compensation Program - Equity Compensation”.

Director Compensation for Fiscal Year 2018

The following table sets forth information regarding compensation earned by our non-employee directors during Fiscal Year 2018. Ms. Bryant and Mr. You did not serve on our Board during Fiscal Year 2018.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Gayla J. Delly	$ 98,500	$249,136	$347,636

James V. Diller	$258,000	$185,666	$443,666	(2)

Lewis C. Eggebrecht	$ 90,000	$185,666	$275,666

Kenneth Y. Hao(3)	$ 60,000	$185,666	$245,666	(4)

Eddy W. Hartenstein	$115,000	$185,666	$300,666

Check Kian Low	$ 86,000	$185,666	$271,666

Donald Macleod	$125,000	$185,666	$310,666

Peter J. Marks	$ 98,500	$185,666	$284,166

(1)

Represents the grant date fair value of RSU awards granted in Fiscal Year 2018, determined in accordance with Accounting Standards Codification Topic Number 718 (“ASC 718”), which is the closing market price of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. The amounts shown represent the grant date fair value of an RSU award for 807 shares of common stock granted to the director on April 4, 2018 following his or her election to our Board. With respect to Ms. Delly, the amount shown also includes the grant date fair value of an initial RSU award of 244 shares of common stock, granted on December 4, 2017 in connection with her appointment to our Board. The table below shows the aggregate number of shares of common stock underlying the stock options and RSUs held by our non-employee directors as of November 4, 2018:

Name	Number of Shares Underlying RSUs (#)	Number of Shares Underlying Outstanding Stock Options (#)

Gayla J. Delly	807	—

James V. Diller	807	—

Lewis C. Eggebrecht	807	5,121

Kenneth Y. Hao	—	—

Eddy W. Hartenstein	807	—

Check Kian Low	807	—

Donald Macleod	807	5,223

Peter J. Marks	807	—

(2)

Mr. Diller holds 119,500 shares of common stock that were issued upon exercise of stock options granted prior to the adoption of ASC 718. Our Board declared dividends of $1.75 per share in each of December 2017, March 2018, June 2018 and September 2018. As a result, Mr. Diller received an aggregate of $836,500 dividend payments in Fiscal Year 2018. These payments were made on the same basis as dividend payments to all other holders of our common stock and do not represent compensation paid to Mr. Diller for service on our Board.

(3)	Mr. Hao resigned from our Board effective July 11, 2018.
(4)

The RSUs granted to Mr. Hao in Fiscal Year 2018 were cancelled upon his resignation. While serving on our Board, Mr. Hao held 50,000 shares of common stock that were issued upon exercise of stock options granted prior to the adoption of ASC 718. Our Board declared dividends of $1.75 per share in each of December 2017, March 2018, June 2018 and September 2018. As a result, during his service on our Board, Mr. Hao received an aggregate of $262,500 in dividend payments in the first three quarters of Fiscal Year 2018. These payments were made on the same basis as dividend payments to all other holders of our common stock and do not represent compensation paid to Mr. Hao for service on our Board. Pursuant to Mr. Hao’s arrangement with Silver Lake Partners (“Silver Lake”), dividends on common stock received by Mr. Hao upon the exercise of certain stock options received as director compensation were required to be remitted to Silver Lake.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has re-appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for Fiscal Year 2019. Our Board and the Audit Committee believe that the continued retention of PwC is in the best interests of Broadcom and our stockholders. We expect a representative from PwC to be present at the Annual Meeting. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Our stockholders are not required to ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider whether or not to continue to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Broadcom and our stockholders.

Principal Accounting Fees and Services

Set forth below are the fees for all services rendered by PwC to Broadcom-Singapore, our predecessor, from October 30, 2017 to April 4, 2018 and to us from April 4, 2018 to November 4, 2018. Also set forth below are the fees for all services rendered by PwC to Broadcom-Singapore during Fiscal Year 2017.

	Fiscal Year 2018 Services to Broadcom and Broadcom-Singapore	Fiscal Year 2017 Services to Broadcom-Singapore

	($ in thousands)

Audit Fees	$ 12,933	$ 9,736

Audit-Related Fees	994	941

Tax Fees	1,310	1,694

All Other Fees	10	3

Total	$ 15,247	$ 12,374

Audit Fees consist of fees billed for professional services provided in connection with the integrated audit of our or Broadcom-Singapore’s annual consolidated financial statements, audit of internal controls over financial reporting, the review of our or Broadcom-Singapore’s quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. The fees include audit fees related to business combination accounting for our recently closed acquisitions, inclusive of the acquisition of Brocade Communications Systems, Inc. (“Brocade”) in Fiscal Year 2018.

Audit-Related Fees consist of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our or Broadcom-Singapore’s consolidated financial statements and not included in Audit Fees. In Fiscal Year 2018, these fees included services related to the impact assessment of certain financial accounting standards and, in Fiscal Year 2017, these fees also included fees related to merger and acquisition due diligence.

Tax Fees consist of fees billed for professional services for tax compliance and tax consulting.

All Other Fees consist of fees for professional services rendered by PwC for permissible non-audit services. In both Fiscal Year 2018 and Fiscal Year 2017, these fees consisted of a license for specialized accounting research software.

In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of these services is compatible with maintaining the independence of PwC. The Audit Committee discussed these services with PwC and our management to determine that they are permitted under the rules and regulation concerning independent registered public accounting firms’ independence promulgated by the SEC, as well as by the American Institute of Certified Public Accountants.

Other than as stated above, no fees were billed to us or Broadcom-Singapore by PwC for Fiscal Year 2018 and Fiscal Year 2017.

Audit Committee Pre-Approval of Services Policy

All engagements with our independent registered public accounting firm, regardless of amount, must be authorized in advance by the Audit Committee. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee, provided that any matters approved in such manner are presented to the Audit Committee at its next regularly scheduled meeting. Pursuant to the charter of the Audit Committee, committee approval of non-audit services (other than review and attest services) is not required, if such services fall within available exceptions established by the SEC. However, to date, the Audit Committee’s policy has been to approve all services provided by our independent registered public accounting firm. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the Audit Committee’s pre-approval, and the fees for the services performed to date.

During Fiscal Year 2018 and Fiscal Year 2017, all services provided to either us or Broadcom-Singapore by PwC were pre-approved by the Audit Committee.

Our Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal Year 2019.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for assisting the Board of Directors of Broadcom Inc. (the “Company”) with its oversight responsibilities regarding the following:

•	the quality and integrity of the Company’s financial statements and internal controls;

•	the appointment, compensation, retention, qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	the Company’s compliance with legal and regulatory requirements; and

•	related party transactions.

Fiscal Year 2018 Financial Statements

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended November 4, 2018 (“Fiscal Year 2018”) with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”). In addition, the Audit Committee has discussed with PwC, with and without management present, the Company’s internal controls over financial reporting and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).

Based on the Audit Committee’s review and discussions noted above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal Year 2018 be included in the Company’s Annual Report on Form 10-K for Fiscal Year 2018 for filing with the Securities and Exchange Commission.

Independence and Pre-Approval Policy

The Audit Committee also received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PwC with that firm.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. For each proposed service, PwC provides the Audit Committee with a description of the service and sufficient information to confirm PwC’s determination that the provision of such service will not impair its independence. The Audit Committee reviewed and preapproved all audit and non-audit services performed by PwC during Fiscal Year 2018 in accordance with established procedures.

Independent Auditor Tenure and Rotation

As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PwC has been the Company’s independent auditor since 2006. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company. These include:

•

Higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with the Company’s business and operations, accounting policies and financial systems, and internal control framework

•	Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with the Company’s business

In addition, the Audit Committee oversees the process for, and ultimately approves, the selection of the lead audit engagement partner every five years. At the Audit Committee’s instruction, PwC selects candidates to be considered for this role, who are then interviewed by members of Broadcom’s senior management. After discussing the results of senior management’s interviews, the Audit Committee interview the candidates. The Audit Committee then considers the appointment and votes on the selection.

The Audit Committee and the Board of Directors have approved the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 3, 2019.

Submitted by the Audit Committee of the Board of Directors:

Donald Macleod, Chairperson

Gayla J. Delly

Eddy W. Hartenstein

Peter J. Marks

Harry L. You*

* Mr. You joined the Audit Committee on January 8, 2019.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

We are asking our stockholders to approve an amendment (the “ESPP Amendment”) to the Broadcom Limited Second Amended and Restated Employee Share Purchase Plan, originally adopted on July 27, 2009 and most recently amended on April 4, 2018 (the “Current ESPP”). The Current ESPP, as amended by the proposed ESPP Amendment is referred to in this proposal as the “ESPP”. On February 6, 2019, based on the recommendation of the Compensation Committee, our Board approved and adopted the ESPP Amendment subject to approval by our stockholders. The ESPP Amendment attached as Appendix B to this Proxy Statement will, among other administrative changes, make the following changes to the Current ESPP:

•	remove the July 27, 2019 expiration date so that the ESPP will remain in effect until terminated by our Board;

•

remove the evergreen provision. As of February 3, 2019, 7,549,088 shares of our common stock remained available for issuance under the Current ESPP, which will be the only shares available for issuance under the ESPP following the ESPP Amendment; and

•	rename the Current ESPP the “Broadcom Inc. Employee Stock Purchase Plan.”

We are not increasing the shares available for issuance under the ESPP.

If our stockholders approve the ESPP Amendment, we will incorporate the ESPP Amendment and restate the Current ESPP in full, in the form attached as Appendix B-1 to this Proxy Statement.

The ESPP is designed to provide employees with the opportunity to purchase our common stock at a discount through accumulated payroll deductions during successive offering periods. We believe that the ESPP enhances such employees’ sense of participation in our performance, aligning their interests with those of our stockholders, and is a necessary and powerful employee incentive and retention tool that benefits our stockholders.

Summary of the Material Features of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by (1) the ESPP Amendment, which is included as Appendix B to this Proxy Statement; and (2) the ESPP, as amended and restated to incorporate amendments through February 6, 2019, including the ESPP Amendment, which is included as Appendix B-1 to this Proxy Statement. We encourage you to read the ESPP Amendment and the ESPP carefully.

The ESPP has two components: the Section 423 Component and the Non-Section 423 Component (each defined below). The ESPP authorizes the grant of options that are intended to qualify for favorable US federal tax treatment under Section 423 of the US Internal Revenue Code (the “Code”) (the “Section 423 Component”), as well as options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”), which will generally be granted to non-US employees.

Plan administration

The ESPP is currently administered by the Compensation Committee. Subject to the provisions of the ESPP, the plan administrator determines the terms and conditions of the offerings under the ESPP; provided, however, that all participants granted purchase rights in an offering that are intended to comply with Section 423 of the Code will have the same rights and privileges within the meaning of Section 423 of the Code.

Shares available under the ESPP

As of February 3, 2019, the maximum number of shares of our common stock that remain available for sale under the Current ESPP, which will continue under the ESPP, is 7,549,088 shares. A total of 2,450,912 shares have been issued and sold under the Current ESPP since September 15, 2010 (the start of the first offering period under the Current ESPP).

Eligible employees

Eligible participants in the ESPP generally include employees of our subsidiaries that are designated by the Compensation Committee as eligible subsidiaries in the ESPP, (1) who do not own 5% or more of the total combined voting power or value of our stock, (2) whose customary employment is for more than 20 hours per week, and (3) whose customary employment is for more than five months in any calendar year. The Compensation Committee may also exclude from participating in the Section 423 Component any employee who is a citizen or resident of a non-US jurisdiction, if their participation would be prohibited under the laws of that jurisdiction or cause the ESPP to violate the requirements of Section 423 of the Code. Any such exclusion of non-US employees is applied in an identical manner to all similar situated employees. In addition, with respect to the Non-Section 423 Component, eligibility may be further limited by applicable local law and the Compensation Committee may only designate some employees of a designated subsidiary as eligible employees. As of February 3, 2019, we had approximately 12,893 employees who were eligible to participate in the ESPP, of which 8,418 were participating.

Non-employee directors are not eligible to, and do not, participate in the Current ESPP or the ESPP.

Offering Periods

Shares are currently offered during two successive six-month offering periods, generally beginning on September 15 and March 15 of each year, unless otherwise determined by the plan administrator.

Purchase Price

At the end of each offering period, each participant purchases the number of shares of common stock that the participant’s accumulated payroll deductions during that offering period will buy at a purchase price equal to the lesser of 85% of the fair market value of our common stock on the first day of the offering period or the purchase date. The fair market value of our common stock on the first day of the current offering period (September 17, 2018) was $234.83 and on February 1, 2019 (the last trading day in our first quarter of Fiscal Year 2019) was $266.81.

Employees may not purchase more than $25,000 in fair market value of shares of our common stock in any calendar year, in accordance with Section 423 of the Code. In addition, the maximum number of shares any participant can acquire in a single offering period is currently 2,500 shares.

Participation

Participants must authorize a payroll deduction of at least 1%, but not more than 10%, of their ESPP-eligible compensation, which will be deducted on each payday during an offering period.

Except as otherwise provided by the Compensation Committee, a participant may cancel his or her payroll deduction authorization at any time before the end of the offering period, subject to the ESPP’s notice requirements. However, a participant cannot make any changes to the rate of his or her payroll deductions during an offering period.

Transferability

Other than upon a participant’s death, options granted under the ESPP are not transferable by a participant and are exercisable only by the participant.

Effect of Changes in Capitalization

In the event of any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of shares of our common stock, or other change in our corporate structure affecting our shares, the Compensation Committee may adjust the number of shares with respect to which options may be granted or are subject to outstanding options, as well as the option price.

In the event of non-reciprocal transaction between us and our stockholders (such as a share split, spin-off, rights offering, or nonrecurring share dividend that affects our shares and causes a change in the per share value of our shares underlying outstanding options), the Compensation Committee will equitably adjust the number of shares subject to outstanding options, as well as the option prices.

Effect of Corporate Transactions on Offering Periods

In the event of a dissolution or liquidation, the offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately before the proposed dissolution or liquidation, unless the Compensation Committee determines otherwise.

In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, each outstanding option will be assumed, or an equivalent option substituted by the successor corporation or its affiliate. If the successor corporation does not assume or substitute the option, any offering period then in progress will be shortened by setting a new exercise date to occur prior to the effective date of such transaction.

Amendment and termination

The Compensation Committee may at any time terminate the ESPP without obtaining stockholder approval, unless required by applicable law or regulation. Without stockholder consent, the Compensation Committee may, in its sole discretion, change the offering periods, limit the frequency and number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in our processing of properly completed withholding elections, and establish other limitations or procedures it deems advisable that are consistent with the ESPP. The ESPP will be in effect indefinitely, unless terminated by our Board in accordance with the ESPP.

Certain U.S. Federal Income Tax Consequences of the ESPP

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Section 423 Component complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a recipient of an award should rely on the advice of his or her legal and tax advisors.

As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the Section 423 Component or the Non-Section 423 Component.

Tax Consequences to U.S. Participants in the Section 423 Component.

The right of participants to make purchases under the Section 423 Component are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Tax Consequences to U.S. Participants in the Non-Section 423 Component.

A U.S. participant in the Non-Section 423 Component will have compensation income equal to the value of the Common Stock on the day he or she purchased the common stock less the purchase price.

When a participant sells the common stock he or she purchased under the Non-Section 423 Component of the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

Any compensation income that a participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the ESPP is subject to withholding for income, Medicare and social security taxes, as applicable. In addition, the compensation income is required to be reported as ordinary income to the participant on his or her annual Form W-2, and the participant is responsible for ensuring that this income is reported on his or her individual income tax return.

We are entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.

Shares Purchased Under the ESPP

The actual number of shares that may be purchased by any individual on an ESPP purchase date cannot be determined in advance because the number of shares purchased depends on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates. The following table shows the number of shares of our common stock that have been purchased by employees, including our NEOs, from September 15, 2010 (the start of the first offering period under the Current ESPP) through September 14, 2018, the most recent ESPP purchase date to have occurred.

Name	Shares Purchased	Weighted average exercise price

Named executive officers

Hock E. Tan	0	—

Thomas H. Krause	0	—

Charlie B. Kawwas	417	$150.96

Mark D. Brazeal	0	—

Bryan T. Ingram	0	—

All current executive officers as a group	657	$157.79

All current directors or nominees, who are not executive officers, as a group	0	—

Associate of any directors, executive officers or nominees	0	—

Other persons who received or are to receive 5% of such options or rights	0	—

All non-executive officer employees as a group	2,450,255	$105.68

Our Board recommends that stockholders vote, FOR the resolution to approve the amendment to the Second Amended and Restated Employee Share Purchase Plan.

PROPOSAL 4:

NON-BINDING, ADVISORY VOTE TO

APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our NEOs as described in “Compensation Discussion and Analysis” beginning on page 28 and the compensation tables and accompanying narrative disclosure under “Executive Compensation” beginning on page 45. We currently hold the say-on-pay vote annually.

Our executive compensation program is designed to reward our executives for producing sustainable growth in share value and to align their interests with the long-term interests of our stockholders, as well as attract and retain top talent. Fiscal Year 2018 was another year of outstanding financial performance with record revenue of $20,848 million, up 18% from Fiscal Year 2017, and operating income of $5,135 million, a 115% increase from Fiscal Year 2017. We believe the compensation paid to our NEOs for Fiscal Year 2018 appropriately reflects and rewards our executives’ contributions to our performance and is aligned with the long-term interests of our stockholders. In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

Stockholders are being asked to approve the following resolution:

“RESOLVED THAT stockholders approve, on an advisory basis, the compensation of Broadcom’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in the Proxy Statement.”

While the vote on this resolution is advisory and not binding on us, the Compensation Committee or our Board, the Compensation Committee and our Board values input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

Our Board recommends that stockholders vote, on a non-binding,

advisory basis, FOR the resolution to approve compensation of our named executive officers.

EXECUTIVE OFFICERS

Our executive officers are elected annually by our Board and serve at our Board’s discretion. There are no family relationships among our directors and executive officers. The following table sets forth certain information about our executive officers as of February 11, 2019:

Name	Age	Position	Biography

Hock E. Tan	67	President, Chief Executive Officer and Director

Mr. Tan, 67, has served as our President and Chief Executive Officer since March 2006. From September 2005 to January 2008, he served as Chairman of the board of directors of IDT. Prior to becoming chairman of IDT, Mr. Tan was the President and Chief Executive Officer of ICS, from June 1999 to September 2005. Prior to ICS, Mr. Tan was Vice President of Finance with Commodore International, Ltd. from 1992 to 1994, and previously held senior management positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan served as managing director of Pacven Investment, Ltd., a venture capital fund in Singapore from 1988 to 1992, and served as managing director for Hume Industries Ltd. in Malaysia from 1983 to 1988.

Thomas H. Krause Jr.	41	Chief Financial Officer	Mr. Krause has served as our Chief Financial Officer since October 2016, and served as our Vice President and acting Chief Financial Officer and principal financial officer from March 2016 to October 2016. Mr. Krause also served as our Vice President, Corporate Development from January 2012 to October 2016. Prior to joining us, he was an independent management consultant representing several public and private technology companies. Mr. Krause previously served as Vice President of Business Development at Techwell, Inc., a mixed-signal fabless semiconductor company, and held various roles with Technology Crossover Ventures and Robertson Stephens.

Charlie B. Kawwas, Ph.D.	48	Senior Vice President and Chief Sales Officer	Dr. Kawwas has served as our Senior Vice President and Chief Sales Officer since June 2015 and served as our Senior Vice President, Worldwide Sales from May 2014 to June 2015. Dr. Kawwas served as Senior Vice President of Sales for LSI Corporation (“LSI”) from 2010 to May 2014, when we acquired LSI, having joined LSI in 2007 as Vice President of Marketing through its acquisition of Agere Systems. Prior to joining Agere Systems in 2005, he served as the leader of product line management for optical Ethernet and multiservice edge portfolio at Nortel Networks.

Mark D. Brazeal	51	Chief Legal Officer	Mr. Brazeal has served as our Chief Legal Officer since April 2017. Mr. Brazeal is responsible for the legal, governance and compliance functions across the company. Prior to his current role, he served as the Chief Legal Officer and Senior Vice President, IP Licensing for SanDisk Corporation, from December 2014 until it was acquired by Western Digital Corporation in 2016. Before joining SanDisk, Mr. Brazeal spent 15 years at BRCM in various positions of increasing responsibility, most recently as the Senior Vice President and Senior Deputy General Counsel in charge of all commercial, operational, IP licensing and litigation matters for BRCM. Prior to that, Mr. Brazeal was an attorney in the transactional and IP groups at the law firms of Wilson Sonsini Goodrich & Rosati in Palo Alto, CA, Yuasa & Hara in Tokyo, Japan and Howrey & Simon in Washington, D.C. He earned a J.D. and a B.A. in American Government from the University of Virginia.

Name	Age	Position	Biography

Bryan T. Ingram	54	Senior Vice President and General Manager, Wireless Semiconductor Division	Mr. Ingram has served as our Senior Vice President and General Manager, Wireless Semiconductor Division since November 2015 and prior to that served as our Senior Vice President and Chief Operating Officer from April 2013. Mr. Ingram previously served as our Senior Vice President and General Manager, Wireless Semiconductor Division from November 2007 and as Vice President of that division from December 2005. Prior to the closing of our acquisition of the Semiconductor Products Group (“SPG”) of Agilent Technologies, Inc., Mr. Ingram was the Vice President and General Manager, Wireless Semiconductor Division of SPG. He has held various other positions with Hewlett-Packard Company and Agilent Technologies, Inc. Mr. Ingram joined Hewlett-Packard Company in 1990. Mr. Ingram has also served as a member of the board of directors of SMART Global Holdings, Inc. and a member of its compensation committee since October 2018.

Kirsten M. Spears	54	Chief Accounting Officer, Vice President and Corporate Controller	Ms. Spears has served as our Chief Accounting Officer since March 2016 and as our Vice President and Corporate Controller since May 2014. Prior to our acquisition of LSI, Ms. Spears served as Vice President and Corporate Controller of LSI. She joined LSI in September of 1997 and held a number of management positions in accounting and reporting before becoming the Corporate Controller in 2007. Before joining LSI, Ms. Spears worked for Price Waterhouse LLP in audit; for Raychem Corporation, managing a variety of accounting functions; and for Bank of America, managing branch operations.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (the “CD&A”) describes the philosophy, objectives and structure of our Fiscal Year 2018 executive compensation program. This CD&A is intended to be read in conjunction with the tables and other information beginning on page 45, which provide further historical compensation information for our NEOs, who are our CEO, CFO and each of our three other most highly compensated executive officers serving at the end of Fiscal Year 2018.

Our NEOs for Fiscal Year 2018 were:

•	Hock E. Tan, President and CEO;

•	Thomas H. Krause, Jr., CFO;

•	Charlie B. Kawwas, Ph.D., Senior Vice President and Chief Sales Officer;

•	Mark D. Brazeal, Chief Legal Officer; and

•	Bryan T. Ingram, Senior Vice President and General Manager, Wireless Semiconductor Division.

Executive Summary:

Fiscal Year 2018 Company Performance and Key Pay Decisions

Our Fiscal Year 2018 performance continued to be strong on many measures, with robust revenue and operating margin growth, the successful integration of the acquired Brocade business and the successful execution and completion of our acquisition of CA, Inc. (“CA”), which closed on the first day of our Fiscal Year 2019. Our executive compensation program is structured around the achievement of near-term financial and operational targets and longer-term business objectives and strategies. We believe in rewarding excellent performance; likewise, we believe pay should reflect underperformance, if that occurs. We seek to closely align our executives’ interests with those of our stockholders and, accordingly, allocate a significant portion of our executives’ compensation opportunity to equity-based compensation, the value of which depends on our performance relative to our peers.

Our Financial Performance

We have established a track record of delivering strong financial results and creating long-term sustained value for our stockholders.

Fiscal Year 2018 Financial Results Highlights

Financial results highlights of our Fiscal Year 2018 include:

•	Record high revenue of $20,848 million, an 18% increase over Fiscal Year 2017.

•

GAAP operating income increased $2,752 million to $5,135 million, or 115% increase over Fiscal Year 2017 and non-GAAP operating income increased $2,413 million to $10,424 million or 30% increase over Fiscal Year 2017.*

•	Net cash provided by operating activities of $8,880 million, a 36% increase over Fiscal Year 2017 and free cash flow of $8,245 million, a 50% increase over Fiscal Year 2017.*

Revenue (in billions)	Operating Income (in billions)	Free Cash Flow (in billions)

*  Please see Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

Return of Capital to Stockholders

Our strong free cash flow in Fiscal Year 2017 enabled us to return an aggregate of $10,256 million to our stockholders during Fiscal Year 2018, consisting of $2,998 million in cash dividends and $7,258 million in stock repurchases. Our strong free cash flow in Fiscal Year 2018 enabled us to increase our quarterly dividend to $2.65 per share in the first fiscal quarter of Fiscal Year 2019, an increase of 51% over the quarterly dividend paid in Fiscal Year 2018.

Dividends Dividend Increase YoY%110%72%	Stock Buyback Highlights ➢ $7,258 million spent to repurchase 31.9 million shares during Fiscal Year 2018 ➢ $10.7 billion aggregate share repurchase authorization for Fiscal Year 2019

Total Stockholder Return

Our longer-term TSR performance has been very strong on both an absolute and relative basis.

•	Our three-year cumulative TSR has increased by 23.9% annually on average, and has significantly outperformed our peer group median and the S&P 500 Index.

•	Similarly, our five-year cumulative TSR has increased by 40.0% annually on average, and has also significantly outperformed our peer group median and the S&P 500 Index.

•

While our one-year TSR decreased 10.2% for Fiscal Year 2018, we believe longer-term TSR is a more relevant measure, as the one-year period is frequently impacted by short-term market volatility, geopolitical factors, share price movements and macroeconomic pressures unrelated to our underlying performance.

•	We have significantly increased our absolute TSR since our initial public offering in 2009 by 1,465.0%, with a cumulative TSR increase of 34.6% annually on average.

Cumulative TSR

Our Strategic Performance

We have completed several major strategic transactions over the last few years, and have a proven track record of efficiently and successfully integrating and growing businesses we acquire, to create value for our stockholders, employees and customers. We continued those efforts during Fiscal Year 2018, achieving a number of important strategic objectives, including the successful acquisition and integration of Brocade, while remaining focused on our core operations and delivering strong operating performance.

•	Significant transactions occurring during Fiscal Year 2018 included:

○

The completion of our acquisition of Brocade, on November 17, 2017, strengthening our position as a leading provider of enterprise storage connectivity solutions, broadening our portfolio for enterprise storage, and increasing our ability to address the evolving needs of our original equipment manufacturer customers.

○

The completion of the redomiciliation of our publicly traded parent company to the United States, after the close of market trading on April 4, 2018, pursuant to a statutory scheme of arrangement under Singapore law, which marked an important milestone in our history.

○

Entering into an agreement to acquire CA on July 11, 2018 and successfully planning the completion of that acquisition less than four months later on November 5, 2018 (the first day of Fiscal Year 2019). CA is uniquely positioned across the growing and fragmented infrastructure software market, and its mainframe and enterprise software franchises add to our portfolio of mission critical technology businesses.

•

We continued to focus the scope of our acquired businesses, concentrating on core, mission critical technologies, and successfully divested substantially all of the non-core Brocade businesses held for sale during Fiscal Year 2018.

Stockholder Engagement Summary

•

The Compensation Committee and members of management have conducted substantial stockholder outreach in Fiscal Year 2018 and over the last several years, as discussed in more detail on page 33, because we believe listening to and understanding the concerns and views of our stockholders is an important factor in designing an effective executive compensation program.

•

During Fiscal Year 2018, we reached out to stockholders beneficially owning over 50% of our then outstanding shares of common stock to discuss our compensation philosophy, structure and then recent Compensation Committee actions and decisions. The chairperson of the Compensation Committee, Mr. Hartenstein, participated in those discussions with our largest stockholders on matters relating to our executive compensation program. Topics that were discussed included the long-term, multi-year PSU award granted to Mr. Tan in Fiscal Year 2017 and the timing of Mr. Tan’s next equity grant, the structure of the PSU awards granted to our other NEOs and succession planning. Consistent with those discussions, we have confirmed that Mr. Tan will not receive another equity award until at least 2021. We have also clarified our disclosure regarding the PSUs awarded to our NEOs (other than our CEO) on page 39 and added disclosure on page 13 regarding our Board’s oversight of, and involvement with, our executive succession plans. The majority of the stockholders we spoke with indicated that they were generally supportive of our compensation actions and decisions and program design.

Fiscal Year 2018 Compensation Highlights and Key Decisions

Annual Cash Incentive Bonus Payouts Reflected Positive 2018 Company Performance. Payouts under the APB Plan, our annual cash incentive bonus plan, were tied to challenging pre-established annual corporate and divisional or functional performance goals, as well as the individual contributions and performance of each executive.

•

The target and maximum attainment levels for adjusted non-GAAP revenue and adjusted non-GAAP operating margin (defined below) for Fiscal Year 2018 were set by the Compensation Committee at levels significantly above our Fiscal Year 2017 actual performance levels and were designed to be difficult to attain and to require substantial effort to achieve. The divisional or functional goals were also set by the Compensation Committee at levels difficult to attain and to require substantial effort on behalf of the division or function, and the NEO in charge of the division or function, to achieve.

•	Corporate performance attainment for the year exceeded the maximum plan performance level, resulting in 150% attainment of the corporate performance goals under the APB Plan.

•	Additionally, nearly all of the divisional or functional performance attainment exceeded the target or maximum performance levels.

•

The Compensation Committee, following consideration of our CEO’s recommendations (other than with respect to himself) may, under the terms of the plan, apply an individual performance multiplier, and has judiciously applied such multipliers to recognize the extraordinary efforts of our executives in light of negative market conditions or when we exceed the maximum performance levels for our corporate goals or where an executive’s division or function results exceed the maximum specified performance levels. As overall performance exceeded the maximum plan performance levels, our NEOs, other than our CEO, each received an individual performance multiplier of 130%, and our CEO (upon approval of the Independent Directors), received an individual performance multiplier of 150%, resulting in APB Plan payouts ranging between 174% and 225% of target.

No Increases to Base Salaries or Target Annual Cash Incentive Bonus Opportunities. Given our focus on performance-based compensation and awards tied to long-term performance, no increases were made to NEO base salaries and target annual cash incentive bonus opportunities under the APB Plan were set at the same levels as the prior year for all NEOs.

No Equity Awards for our CEO. No equity awards were granted to Mr. Tan during Fiscal Year 2018. He last received an equity award, being a long-term, multi-year PSU award, in Fiscal Year 2017. This award may be earned, if at all, over two overlapping performance periods of three and four years, ending in 2020 and 2021, based on our TSR performance as compared to the S&P 500 (“Relative TSR”) over such periods. Mr. Tan will not receive another equity award until at least 2021.

Other NEO Equity Awards Consisted of a Mix of Performance-based and Service-based Awards. To align our NEOs’ interests with those of our stockholders, a substantial portion of the equity compensation awarded to our other NEOs were PSU awards that may be earned, if at all, based on our Relative TSR and absolute TSR performance over four overlapping performance periods of one, two, three and four years, beginning on March 2, 2018 and ending on each of March  1, 2019, 2020, 2021 and 2022, subject to the NEO remaining employed by us as of the end of each performance period.

Overview of Our Executive Compensation Program

The Compensation Committee believes that, in general, about half of our executives’, and more for our CEO’s, target total direct compensation should be dependent upon our performance. Accordingly, our executive compensation program is designed to reward our executives for producing sustainable growth in share value, consistent with our strategic plan, to attract and retain top talent and to align their interests with the interests of our stockholders.

Our annual, direct compensation consists of three main components:

Base Salary	Individual salaries are based on an executive’s responsibilities. Salaries are set to be competitive with market and industry norms, and to reflect individual performance.
Short-Term Incentives (STI)

The APB Plan is intended to reward the achievement of pre-established annual corporate and divisional or functional performance goals, as well as the individual contributions and performance of each executive.

In Fiscal Year 2018, our corporate performance goals were (i) adjusted non-GAAP revenue and (ii) adjusted non-GAAP operating income as a percentage of non-GAAP revenue.* Pre-established attainment levels are designed to be difficult to attain and to require substantial effort to achieve.

Long-Term Incentives (LTI)

Equity awards, in the form of service-based RSU awards and PSU awards, are granted to incentivize our executives to grow sustainable, long-term stockholder value. Further, they serve as retention tools for our key executives, and are intended to reflect the value we place on their contribution to our Company.

*  Please see Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

Target Total Direct Compensation

The following charts compare the percentage breakdown of target total direct compensation for Fiscal Year 2018 for our CEO compared to our other NEOs. Target total direct compensation consists of base salary, target STI through our APB Plan, and target LTI through equity awards comprised of service-based RSU awards and PSU awards based on the fair market value of the awards on the grant date. As Mr. Tan’s Fiscal Year 2017 PSU award was a long-term, multi-year award, the chart annualizes this award over four years (the term of this award), assuming target performance level attainment. Our CEO did not receive an equity award in Fiscal Year 2018.

CEO FY 2018 Target Pay Mix	Other NEO FY 2018 Target Pay Mix

Executive Compensation Program Governance

Best Practices We Employ	Practices We Do Not Employ

✓ Majority of CEO and other NEO compensation tied to long-term performance	X No excessive risk taking in our incentive plan designs
✓ Performance metrics are directly tied to value creation for stockholders	X No re-pricing of underwater stock options
✓ Caps on cash and equity incentive plan payouts	X No excise tax gross-ups
✓ “Double trigger” change in control payments and benefits	X No supplemental retirement or pension benefits
✓ Engagement of an independent compensation consultant	X No guaranteed bonuses
✓ Annual risk assessment of all of our compensation programs	X No perquisites, other than in modest amounts
✓ CEO compensation is reviewed and approved by the independent directors

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following:

•	attract qualified, experienced and talented executives in a highly competitive market;

•	retain, motivate and reward these executives whose skills, knowledge and performance are critical to our on-going success;

•

encourage our executives to focus on the achievement of our corporate financial and operational performance goals by aligning their APB Plan payout to the achievement of pre-established annual corporate and divisional or functional goals, as well as the individual contributions and performance of each executive; and

•

align our executives’ interests with those of our stockholders by linking a significant portion of each executive’s target total direct compensation opportunity to returns realizable by our stockholders in the form of PSU awards that are subject to the attainment of pre-established performance-based objectives, and the rest of which vest based on service over four years.

Equity awards are a long-term retention tool for our key executives, intended to reflect the value we place on their expected contributions to our Company. When granting equity awards or, in the case of our CEO, when recommending an equity award to the Independent Directors for approval, the Compensation Committee considers each executive’s level of experience and expertise and overall value to us, as well as how much vested and unvested equity he or she then holds.

The Compensation Committee has adopted a compensation philosophy that is intended to keep our executives’ target total cash compensation (base salary plus target APB Plan opportunities) competitive with that of compensation for similarly situated executives at other companies (i) in our compensation peer group and (ii) included in the third-party market salary surveys it reviews. Generally, where the Compensation Committee believes that the positions in the market match our internal roles, it views target total cash compensation as competitive when the compensation falls within the 25th to 75th percentiles of the competitive market, dependent on the area of responsibility. The Compensation Committee believes that positioning target total cash compensation within this range of the market provides us a competitive position for attracting and retaining executives. However, the Compensation Committee bases its compensation decisions on the needs of our Company and an executive’s level of expertise, experience and marketability and will make exceptions to this philosophy when it determines it to be necessary or appropriate. As a result, target total cash compensation for an executive may fall outside the referenced range from time to time.

Stockholder Engagement

Over the last several years we have conducted significant stockholder outreach efforts. In 2016, the Compensation Committee solicited significant stockholder feedback, which the Committee and our Independent Directors took into consideration when designing our CEO’s Fiscal Year 2017 long-term multi-year PSU award. Specifically, the performance criteria of that award are solely based on pre-established relative and absolute TSR performance objectives, to further align his interests with those of our stockholders.

Consistent with our emphasis on delivering sustainable long-term value creation for our stockholders, beginning in Fiscal Year 2017, the Compensation Committee also designed the PSU awards granted to our other executives to be subject solely to relative and absolute TSR performance metrics.

In Fiscal Year 2018, we contacted stockholders beneficially owning over 50% of our then outstanding shares of common stock to discuss our compensation philosophy and structure, as well as Compensation Committee actions and decisions. The Chairman of the Compensation Committee, Mr. Hartenstein, participated in discussions with our largest stockholders related to our executive compensation programs. Topics that were discussed included:

•	the expected timing of Mr. Tan’s next equity grant, in light of his Fiscal Year 2017 long-term, multi-year PSU award, which we have confirmed will not occur until 2021 at the earliest;

•	the structure of Mr. Tan’s Fiscal Year 2017 long-term, multi-year PSU award and our independent directors’ approach to setting Mr. Tan’s LTI compensation in Fiscal Year 2017;

•	succession planning;

•	the structure of our other NEOs’ LTI compensation; and

•	the rationale for choosing our incentive compensation performance goals and related target levels.

These stockholders indicated that they were, generally, supportive of our compensation actions and decisions and program design, with a number of holders indicating that they appreciated the long-term nature of the Fiscal Year 2017 equity award granted to Mr. Tan. The input received from our stockholders was reported to the Compensation Committee and to our Board.

Say-on-Pay

At our 2018 annual meeting, we submitted our executive compensation program to a non-binding, advisory vote of our stockholders (the “say-on-pay proposal”). Stockholders representing approximately 62% of our outstanding shares present in person or by proxy at the meeting and voting on the matter voted in favor of the say-on-pay proposal. Following the 2018 annual meeting, the Compensation Committee reviewed the results of the say-on-pay proposal. Our engagement with stockholders discussed above, indicated that the lower support for the say-on-pay proposal was primarily due to concerns regarding the timing of Mr. Tan’s next equity award, with some investors expressing concern about the size of the award. Consequently, subsequent to the 2018 annual meeting, we have confirmed that Mr. Tan will not receive another equity award until at least 2021. The input received from our stockholders was reported to the Compensation Committee and to our Board. Given this feedback, and the fact that no equity award will be granted to Mr. Tan until at least 2021, the Compensation Committee determined to retain the existing structure of our compensation program design for our other executives for Fiscal Year 2018.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee devotes significant time throughout the year to our executive compensation program to ensure that it aligns executive pay with corporate performance and incentivizes our executives to pursue corporate strategic and financial goals that will create sustainable, long-term stockholder value.

The Compensation Committee reviews and approves compensation for our key executives, except for our CEO, which is reviewed and approved by the independent directors of our Board (the “Independent Directors”) based on recommendations from the Compensation Committee.

Individual Executive Compensation Assessment. In addition to market compensation data provided by its compensation consultant, the Compensation Committee (and, in the case of our CEO, the Independent Directors) considers the following information for each executive when determining his or her compensation:

•	current base salary, target APB Plan opportunities (and prior fiscal year payouts), the accumulated value of outstanding and unvested equity awards and other benefits; and

•	our CEO’s recommendation on compensation and individual performance (other than for himself), the executive’s performance and his or her importance to our Company, among other things.

This information helps the Compensation Committee and the Independent Directors to understand the long-term retentive elements and total compensation being delivered to our executives.

Internal Pay Parity. While we do not maintain a formal policy regarding internal pay parity, it is often considered as a factor by the Compensation Committee and the Independent Directors when determining compensation.

Our CEO is compensated at a higher level than our other executives because he has a significantly higher level of responsibility, accountability and experience. Mr. Tan also receives more of his target total direct compensation in the form of LTI compensation through PSU awards as compared to our other executives. Given Mr. Tan’s responsibility for our overall performance, the Independent Directors believe that compensating him at a higher level than our other executives and weighting his total compensation more heavily toward long-term, performance-based incentive compensation is consistent with market practice, appropriately reflects his contributions and directly aligns his incentives with the interests of our stockholders.

Compensation Risk Oversight. While our Board has overall responsibility for risk oversight, each of the committees of our Board regularly assesses risk in connection with executing their responsibilities. The Compensation Committee reviews and discusses those risks that relate to all of our compensation policies and practices and it does not believe that our compensation policies encourage excessive or inappropriate risk taking.

Role of Compensation Consultant

In Fiscal Year 2018, Compensia provided consulting services to the Compensation Committee and the Independent Directors, including the preparation of an assessment of executive and non-employee director compensation based on an analysis of competitive market compensation data. In addition, the Compensation Committee relied on Compensia for periodic updates on regulatory developments and market trends related to executive and non-employee director compensation matters. Compensia does not provide any other services to us other than advising the Compensation Committee and the Independent Directors on compensation-related matters.

The Compensation Committee has assessed the independence of Compensia pursuant to the six independence factors set forth in the SEC and Nasdaq rules and has concluded that Compensia is independent, and that its work for the Compensation Committee does not raise any conflict of interest.

Compensation Competitive Analysis

The Compensation Committee works with Compensia to develop a meaningful compensation peer group for purposes of understanding competitive market compensation practices. This peer group is evaluated annually for comparative purposes only; the Compensation Committee does not benchmark any pay components or target total direct compensation to a specific percentile. However, the Compensation Committee and, in the case of our CEO, the Independent Directors generally view target total cash compensation as competitive when it falls within the 25th to 75th percentile range relative to our compensation peer group. In the absence of relevant competitive data, the Compensation Committee reviews industry-based market compensation survey data as described below.

In August 2017, the Compensation Committee approved the compensation peer group for Fiscal Year 2018, which appears below. The following selection criteria were considered when developing our compensation peer group:

•	Revenues: comparability across annual revenue, generally 0.5 to 2.0 times that of our Company;

•	Market capitalization: market capitalizations that generally fall between 0.3 to 3.0 times that of our Company; and

•	Industry: companies in semiconductor-related and other technology-focused industries having a similar scale.

Fiscal Year 2018 Peer Group

Applied Materials, Inc.	eBay, Inc.	NVIDIA Corporation	Texas Instruments, Inc.

Cisco Systems, Inc.	Emerson Electric Company	Oracle Corporation	Booking Holdings (formerly The Priceline Group, Inc.)

Cognizant Technology Solutions Corporation	Intel Corporation	PayPal Holdings, Inc.	Thermo Fisher Scientific, Inc.
	Mastercard, Inc.	Qualcomm Incorporated	Visa, Inc.

Corning, Inc.	Micron Technology, Inc.	TE Connectivity Ltd.	Western Digital Corporation

	Percentile	Revenue ($mm)(1)	Market Capitalization ($mm)(2)

Fiscal Year 2018 Peer Group	25th	$11,169	$38,105

	Median	$13,831	$68,789

	75th	$18,245	$112,287

Broadcom		$16,257	$98,330

	Rank	60%	73%

(1) Represents publicly reported revenue for the trailing four quarters ended July 30, 2017.

(2) As of July 14, 2017, using publicly reported data available at such date.

In October 2018, the compensation peer group was updated for Fiscal Year 2019 to reflect the growth in our revenue, market capitalization and the expected acquisition of CA. Corning, Inc., eBay, Inc., Emerson Electric Company and TE Connectivity Ltd. were removed due to their revenues or market capitalizations falling below the financial selection criteria set forth above. Companies added to the peer group were DXC Technology Company, Hewlett Packard Enterprise Company, International Business Machines Corporation and Salesforce.com, Inc., which were viewed as appropriate peers because their revenues and market capitalizations aligned with the applicable selection criteria detailed above.

Where the peer group data does not provide sufficient information for a particular executive position, the Compensation Committee reviews industry-based market compensation survey data (“market salary surveys”) from the following data sources:

•	Radford Global Technology Survey;

•	Radford Global Sales Survey; and

•	Mercer High Tech Salary Survey (Asia).

Elements of Executive Compensation

The principal components of our executive compensation program are:

•	base salary;

•	an annual cash incentive bonus plan;

•	LTI compensation in the form of equity awards, including a substantial weighting toward PSU awards;

•	severance and change in control payments and benefits; and

•	modest perquisites and other personal benefits.

Base Salary

We believe that a competitive base salary is an important component of our executive compensation program designed to attract, engage and retain key executives. Base salaries provide fixed, baseline compensation and are set at levels intended to reflect an executive’s individual performance throughout the prior fiscal year and level and scope of responsibility, to be within a competitive range for similar positions at the companies in our compensation peer group and/or in the market salary survey data, and take into account internal pay parity among our executives. The Compensation Committee also received our economic and business conditions and outlook. The base salaries of our key executives are reviewed annually by the Compensation Committee.

Our CEO makes recommendations to the Compensation Committee with respect to base salary adjustments for our key executives (other than himself).

The Compensation Committee also reviews and considers many factors in determining individual performance for the purposes of adjusting base salaries. These factors include such measures as division or function performance against budget, achievement of divisional or functional goals, new product introductions and corporate strategy implementation.

Given our focus on performance-based compensation and awards tied to long-term performance, for Fiscal Year 2018, the Compensation Committee and, in the case of our CEO, the Independent Directors elected to maintain the base salary for our NEOs at their Fiscal Year 2017 levels.

NEO	Title	Base Salary (USD) Effective July 1, 2017	Base Salary (USD) Effective July 1, 2018	% Change

Hock E. Tan	President and Chief Executive Officer	$1,100,000	$1,100,000	0%

Thomas H. Krause Jr.	Chief Financial Officer	$ 400,000	$ 400,000	0%

Charlie B. Kawwas, Ph.D.	Senior Vice President and Chief Sales Officer	$ 488,529	$ 488,529	0%

Mark D. Brazeal	Chief Legal Officer	$ 450,000	$ 450,000	0%

Bryan T. Ingram	Senior Vice President and General Manager, Wireless Semiconductor Division	$ 592,250	$ 592,250	0%

Annual Cash Incentive Bonus Plan

We believe that a significant portion of our executives’ target total direct compensation should be dependent upon performance. We use the APB Plan to provide a performance-based annual cash incentive bonus opportunity for our executives. The APB Plan is designed to encourage and motivate our CEO to achieve overall corporate goals and our other executives to achieve both corporate and divisional or functional goals, and to drive positive contributions to our Company’s growth and performance.

Each executive is annually assigned a specified target annual cash incentive bonus opportunity under the APB Plan, expressed as a percentage of his or her base salary. The Compensation Committee considers the compensation peer group data and market survey data as one factor in determining an executive’s target annual cash incentive bonus opportunity and, in the case of our CEO, its recommendation to the Independent Directors. In addition, the Compensation Committee determines or, in the case of our CEO, recommends to the Independent Directors for approval, target annual cash incentive bonus opportunities based on an executive’s experience in his or her role with us and his or her level of responsibility, which the Compensation Committee believes directly correlates to his or her ability to influence corporate and operational results.

Fiscal Year 2018 APB Plan. The target annual cash incentive bonus opportunities for our NEOs for Fiscal Year 2018 remained the same as for Fiscal Year 2017.

NEO	APB Plan Target Bonus (as a % of base salary)

Hock E. Tan	150%

Thomas H. Krause Jr.	75%

Charlie B. Kawwas, Ph.D.	75%

Mark D. Brazeal	60%

Bryan T. Ingram	100%

Annual cash incentive bonuses under the APB Plan are calculated as follows:

Bonuses under the APB Plan are payable to our NEOs in cash, with the exception of our CEO in certain circumstances. In the event the Independent Directors assign our CEO an individual performance multiplier (discussed in more detail below) greater than 100%, they may elect to pay the difference between the dollar amount of our CEO’s actual annual cash incentive bonus amount and the dollar amount of his annual cash incentive bonus calculated using a performance factor of 100% in the form of an equity award. The type and terms of any such equity award are determined by the Independent Directors. The Independent Directors believe that this feature gives them the flexibility to further incentivize our CEO to focus on our mid-term to long-term performance and to further provide for value creation for our stockholders, to more closely align our CEO’s interests with those of our stockholders generally, and to provide additional retention incentive to our CEO.

Corporate Performance Components

The corporate performance goals for the Fiscal Year 2018 APB Plan were:

•	adjusted non-GAAP revenue target set at $19,876 million and maximum set at $20,870 million; and

•	adjusted non-GAAP operating income as a percentage of non-GAAP revenue, referred to as “adjusted non-GAAP operating margin” target set at 49.5% and maximum set at 51.5%.

These target and maximum attainment levels were established by the Compensation Committee, based on the recommendation of our CEO, and approved by the Independent Directors. They were set at levels significantly above our Fiscal Year 2017 actual performance levels and were designed to be difficult to attain and to require substantial effort to achieve. Each goal carried an equal weighting of 50% of the corporate performance component.

Divisional or Functional Performance Components

The Compensation Committee, following consideration of our CEO’s recommendations, determined an executive’s divisional or functional goals and sets their weightings based on its assessment of the business requirements of the particular division or function to which the goals relate and the relative importance of the goals to the division or function. Each divisional or functional goal was set by the Compensation Committee to be difficult to attain and to require substantial effort on behalf of the division or function, and the NEO in charge of the division or function, to achieve. The table below under “Fiscal Year 2018 APB Plan Attainment” sets forth the divisional and functional goals for Fiscal Year 2018.

Individual Performance Multiplier

The final payouts under the APB Plan include the effect of a non-subjective individual performance multiplier applied judiciously to recognize the extraordinary efforts of our executives in light of negative market conditions or when we exceed the maximum performance levels for our corporate goals or where an executive’s division or function results exceed the maximum specified performance levels. Each individual NEO’s performance multiplier (other than our CEO’s) is approved by the Compensation Committee based, in part, on the recommendations of our CEO and by the Independent Directors in the case of our CEO with input from the Compensation Committee. In evaluating individual performance to determine the applicable multiplier, the Compensation Committee considers the requirements of the NEO’s position, including the achievement of the corporate, divisional or functional goals, fiscal responsibility as determined by the Compensation Committee with input from our CEO, the NEO’s senior leadership ability, and how each of these factors impact the overall performance of the Company or the NEO’s division or function, as applicable. Based on each NEO’s contribution to our Company’s performance and their respective division or function’s levels of performance, the Compensation Committee or, in the case of our CEO, the Independent Directors, assigns each NEO an individual performance multiplier of between 50% and 150%. NEOs who consistently meet or exceed the requirements of their position, as determined by the Compensation Committee, receive an individual performance multiplier of between 100% and 150%. NEOs who meet some, but not all, of the requirements of their position or for whom the Compensation Committee believes that improvement is needed receive a bonus multiplier of between 50% and 100%.

Fiscal Year 2018 APB Plan Attainment

Corporate Performance Components

In December 2018, the Compensation Committee and the Independent Directors determined that we achieved Fiscal Year 2018 adjusted non-GAAP revenue of $20,943 million and adjusted non-GAAP operating margin of 52.6%, which were above the pre-established maximum attainment levels of performance. See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

Non-GAAP Revenue Performance Goal Attainment

Fiscal Year 2017 APB Plan Adjusted Non-GAAP Revenue Achieved (in millions)	Fiscal Year 2018 Adjusted Non-GAAP Revenue Target Attainment Level (in millions)	Fiscal Year 2018 Adjusted Non-GAAP Revenue Maximum Attainment Level (in millions)	Fiscal Year 2018 Non-GAAP Revenue Achieved (in millions)	Fiscal Year 2018 Revenue from Acquired Businesses (in millions)	Fiscal Year 2018 APB Plan Adjusted Non- GAAP Revenue Achieved (in millions)

$17,658	$19,876	$20,870	$20,862	$81(1)	$20,943

(1)	Represents revenue from Brocade during Fiscal Year 2018 prior to the completion of our acquisition of Brocade that was taken into consideration in setting Fiscal Year 2018 performance goals.

Non-GAAP Operating Margin Performance Goal Attainment

Fiscal Year 2017 APB Plan Adjusted Non-GAAP Operating Margin Achieved	Fiscal Year 2018 Adjusted Non-GAAP Operating Margin Target Attainment Level	Fiscal Year 2018 Adjusted Non-GAAP Operating Margin Maximum Attainment Level	Fiscal Year 2018 Non-GAAP Operating Income Achieved (in millions)	Provisions or Accruals for Anticipated Payouts Under APB Plan (in millions)	Other Provisions or Accruals, Net (in millions)	Fiscal Year 2018 APB Plan Adjusted Non-GAAP Operating Income Achieved (in millions)	Fiscal Year 2018 APB Plan Adjusted Non- GAAP Operating Margin Achieved

48.1%	49.5%	51.5%	$10,424	$542	$53(1)	$11,019	52.6%

(1)	Represents expenses related to Brocade during Fiscal Year 2018 prior to the completion of our acquisition of Brocade, that were excluded in setting Fiscal Year 2018 performance goals.

Corporate Performance Attainment Level

Corporate Performance Goals	Actual Fiscal Year 2018 Performance (in millions)	As a % of Target Attainment	Weight	Weighted Attainment

Adjusted non-GAAP Revenue	$20,943	150%	50%	75%

Adjusted non-GAAP Operating Margin	52.6%	150%	50%	75%

Total Attainment				150%

Divisional or Functional Performance Components

The Compensation Committee determined an executive’s divisional or functional performance percentage based on the achievement of specified goals by the division or function overseen by him or her. In December 2018, the Compensation Committee determined that the divisional or functional goals had been achieved at the levels set forth in the table below under “Fiscal Year 2018 APB Plan Attainment and Payout Amounts”.

Individual Performance Multiplier

The Compensation Committee, with input from our CEO, determined that each of our NEOs (other than our CEO) should receive an individual performance multiplier of 130%.

The Independent Directors, based upon the recommendation of the Compensation Committee, determined that Mr. Tan should receive an individual performance multiplier of 150% for his performance in delivering extremely strong financial and operational results, above the APB Plan maximum performance goals.

Fiscal Year 2018 APB Plan Attainment and Payout Amounts

Each of the corporate and divisional or functional goals for our NEOs, and their respective weighting is set forth in the following table.

Name	Bonus Target Percent	Fiscal Year 2018 Bonus Goals	Fiscal Year 2018 Bonus Achievement	Fiscal Year 2018 Payout Amount in Dollars (USD) and as a Percentage of Base Salary Paid(1)
Hock E. Tan President and Chief Executive Officer	150%	Adjusted non-GAAP Revenue (50%)	150%
		Adjusted non-GAAP Operating Margin (50%)	150%
		Fiscal Year 2018 Attainment	150%	$3,855,288	337.5%
Thomas H. Krause Jr. Chief Financial Officer	75%	Adjusted non-GAAP Revenue (25%)	150%
		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(2)	117%
		Fiscal Year 2018 Attainment	134%	$541,042	130.3%
Charlie B. Kawwas, Ph.D. Senior Vice President and Chief Sales Officer	75%	Adjusted non-GAAP Revenue (25%)	150%
		Adjusted non-GAAP Operating Margin (25%)	150%
		Design Wins (15%)	106%
		Direct Expenses (15%)(2)	120%
		Product Revenue (20%)	150%
		Fiscal Year 2018 Attainment	139%	$686,715	135.4%
Mark D. Brazeal Chief Legal Officer	60%	Adjusted non-GAAP Revenue (25%)	150%
		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(2)	120%
		Fiscal Year 2018 Attainment	135%	$492,075	105.3%

Name	Bonus Target Percent	Fiscal Year 2018 Bonus Goals	Fiscal Year 2018 Bonus Achievement	Fiscal Year 2018 Payout Amount in Dollars (USD) and as a Percentage of Base Salary Paid(1)
Bryan T. Ingram Senior Vice President and General Manager, Wireless Semiconductor Division	100%	Adjusted non-GAAP Revenue (25%)	150%
		Adjusted non-GAAP Operating Margin (25%)	150%
		WSD Revenue (25%)	98%
		WSD Operating Margin (25%)	143%
		Fiscal Year 2018 Attainment	135%	$1,080,171	175.6%

(1)	Includes the quantitative effect of our NEOs’ applicable individual performance multiplier.
(2)	Represents direct expenses of the division or function, as applicable.

Discretionary Cash Bonuses

Each year, the Compensation Committee may supplement the APB Plan payout earned by our NEOs with discretionary cash bonuses that are awarded based on our CEO’s recommendations, other than with respect to himself, and the Compensation Committee’s assessment of individual contributions. Mr. Krause and Dr. Kawwas each received a $200,000 discretionary cash bonus, and Mr. Brazeal received a $100,000 discretionary cash bonus due to their contributions outside of the regular scope of their responsibilities, in particular due to their significant efforts toward the closing and integration of the Brocade acquisition, and towards the execution and completion of the acquisition of CA.

Long-Term Incentive Compensation

Our equity awards serve as a long-term retention tool for our executives and are intended to reflect the value we place on their contribution to our Company. The philosophy behind our equity awards is to provide each executive with a strong incentive to remain with, and build value in, us over an extended period of time. The Compensation Committee believes that a combination of service-based RSU awards and PSU awards promotes long-term retention of our executives. This combination provides an element of certainty of value from their service-based RSU awards, while motivating the executive to improve performance and maximize our TSR, thereby more closely aligning their interests with those of our stockholders generally, through the PSU awards.

The Compensation Committee has historically approved equity awards granted under an annual equity program to our NEOs, other than our CEO, in March of each year with 50% service-based and 50% performance-based.

Relative TSR PSU Awards

To continue to closely align the NEOs’ interests with those of our stockholders, during Fiscal Year 2018, our NEOs were granted PSU awards that are earned based on our Relative TSR and absolute TSR performance over four overlapping performance periods beginning on March 2 on or immediately preceding the grant date and ending on each of March 1st of 2019, 2020, 2021 and 2022. The number of shares of common stock that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, each NEO may earn up to 200% of the total target number of shares of common stock, if at the end of the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative.

The PSU awards vest on each anniversary of the grant date, subject to the NEO’s continued employment with us on the relevant vesting date. Within 60 days after the end of each performance period, the Compensation Committee will determine the number of shares earned based on our Relative TSR over the performance period expressed as a percentile.

•	Relative TSR less than the 25th percentile, no shares will be earned for that performance period.

•	Relative TSR at the 25th percentile, 50% of the target number of shares subject to that performance period will be earned.

•	Relative TSR at the 50th percentile, 100% of the target number of shares subject to that performance period will be earned.

•	For the fourth performance period:

○	Relative TSR greater than 50th but less than 75th percentile, between 100% and 200% of the total number of the target shares subject to the award will be earned.

○	Relative TSR at or greater than 75th percentile, 200% of the total number of the target shares subject to the award will be earned.

○	In the aggregate, the maximum payout over four years is 200% of the total target number of shares.

•	If our absolute TSR for the fourth performance period is negative, maximum payout over four years is 100% of the total target number of shares.

•	If the Relative TSR is between two of the percentile levels, the number of shares earned will be determined using linear interpolation.

The number of shares earned will be determined by multiplying the target number of shares subject to the performance period (25% of the total target number of shares) by an achievement factor (the “Achievement Factor”). The Achievement Factor is based on our Relative TSR for the performance period. For the fourth performance period the Achievement Factor is based on our Relative TSR, as well as the sum of the Achievement Factors for the first three performance periods (the “Prior Achievement Sum”). However, if our absolute TSR is negative for the fourth performance period, then the maximum number of shares of common stock that may be earned is 100% of the total target number of shares.

Relative TSR	TSR Achievement Factor

Performance Periods 1, 2 and 3
At the 50th Percentile of the S&P 500	1

At the 25th Percentile of the S&P 500	0.5

Below the 25th Percentile of the S&P 500	0

Performance Period 4
At the 75th Percentile of the S&P 500	Absolute TSR Negative = 4 less the Prior Achievement Sum Absolute TSR Neutral or Positive = 8 less the Prior Achievement Sum

At the 50th Percentile of the S&P 500	4 less the Prior Achievement Sum

At the 25th Percentile of the S&P 500	Prior Achievement Sum greater than or equal to 1.5 = 0.5 Prior Achievement Sum less than 1.5 = 2 less the Prior Achievement Sum

Below the 25th Percentile of the S&P 500	0

Fiscal Year 2018 Mix of Equity Awards

Consistent with our compensation philosophy, the Compensation Committee granted equity awards to our NEOs in Fiscal Year 2018 as set forth in the table below. The awards vest over four years, with 25% of the shares of common stock subject to the awards vesting annually, subject to the NEO’s continued employment with us on the relevant vesting dates. The PSU awards however are also subject to the satisfaction of the applicable performance criteria, discussed in more detail above under “Relative TSR PSU Awards”. As intended, Mr. Tan did not receive an equity award in Fiscal Year 2018 and Mr. Tan will not receive another equity award until at least 2021.

	December 2017(1)	March 2018

NEO	Service-Based RSUs (Number of Shares)	PSUs (Maximum Number of Shares)(2)	Service-Based RSUs (Number of Shares)

Thomas H. Krause Jr.	5,000	16,000	8,000

Charlie B. Kawwas, Ph.D.	5,000	15,000	7,500

Mark D. Brazeal	3,000	13,000	6,500

Bryan T. Ingram	5,000	15,000	7,500

(1)

Awards granted to certain executives in recognition of their significant additional contributions during Fiscal Year 2017 with regard to acquisition related activity and for retention purposes. These service-based RSU awards vest at a rate of 25% per year on each anniversary of the grant date, subject to continued employment with us on the relevant vesting date.

(2)

Represents the maximum number of shares of common stock that may be earned. The target number of shares that may be earned is 50% of this amount (i.e., 8,000 shares of common stock for Mr. Krause, 7,500 shares of common stock for Dr. Kawwas and Mr. Ingram, and 6,500 shares of common stock for Mr. Brazeal).

Relative TSR PSU Awards Earned for the 2017-2018 Performance Period

The Relative TSR PSU awards granted to our NEOs (other than our CEO) in Fiscal Year 2017 are subject to four overlapping performance periods ending on each of March 14 of 2018, 2019, 2020 and 2021. The Compensation Committee determined that our Relative TSR was at the 57th percentile at the end of the first performance period, resulting in 100% of target shares subject to this performance period (which represents 25% of the total target shares underlying the PSU award) being earned, as calculated in accordance with the following formula:

Fiscal Year 2019 Multi-Year Equity Incentive Awards

In December 2018, the Compensation Committee, with advice from Compensia, approved a broad-based program of multi-year equity grants (the “Multi-Year Equity Awards”) of RSUs and PSUs to eligible individuals, including employees who recently joined Broadcom in connection with our acquisition of CA, and our NEOs, other than our CEO.

Each Multi-Year Equity Award vests on the same basis as four annual equity grants made on March 15 of each year, beginning in 2019. The value of each grant was intended to approximate the value of an annual grant, consistent with the Company’s historical practices, with successive four-year vesting periods. The grant date for each Multi-Year Equity Award granted to our NEOs was January 15, 2019. The vesting start dates are March 15, 2019, 2020, 2021 and 2022. As with the awards granted to our NEOs under the annual equity program, 50% of each grant are service-based RSUs and 50% are PSUs. Each grant will vest as to 25% of the shares underlying such grant on each annual anniversary of the vesting start date applicable to that grant, subject to the NEO’s continued employment with us on the relevant vesting date. The PSU awards are based on our Relative TSR and absolute TSR over four overlapping one, two, three and four-year performance periods. The number of shares earned are determined in the same manner as the PSU awards discussed above under “Relative TSR PSU Awards”. No further annual equity grants will be made to our NEOs (or other employees receiving such Multi-Year Equity Awards) until at least 2023.

The Multi-Year Equity Awards were all granted at the same time, instead of annually over the next four years. However, they have annual staggered vesting start dates (starting March 15, 2019) and pursuant to their terms, in the event of a change of control (such as a qualifying termination) or other event, holders are not entitled to any accelerated vesting provided by any other agreement or arrangement with us except with respect to those grants for which a vesting start date has already occurred as at the effective time of the event giving rise to the acceleration.

An example of a Multi-Year Equity Award of RSUs, vesting over seven years, is set forth below:

For Illustrative Purposes Only	# of RSUs Vesting On

Multi-Year Equity Award	3/15/19	3/15/20		3/15/21		3/15/22		3/15/23	3/15/24	3/15/25	3/15/26

Grant 1: 400 RSUs	— *	100		100		100		100	—	—	—
Grant 2: 400 RSUs	—	—	*	100		100		100	100	—	—
Grant 3: 400 RSUs	—	—		—	*	100		100	100	100	—
Grant 4: 400 RSUs	—	—		—		—	*	100	100	100	100

Total: 1,600 RSUs	0	100		200		300		400	300	200	100

* Denotes grant vesting start date

We have historically granted annual equity awards to the vast majority of our employee base to align their interests with those of our stockholders, encourage retention, and drive performance. The acquisition of CA marks an important milestone for us and the Multi-Year Equity Awards are intended to provide our employees with clarity regarding future compensation in order to create a powerful long-term retention incentive, as well as sharpened focus on long-term stockholder value creation.

We also believe it is in the best interests of our stockholders to maximize the use of the remaining shares available under the Avago Technologies Limited 2009 Equity Incentive Plan (“2009 Plan”), which expires in 2019. The Multi-Year Equity Awards were issued out of the 2009 Plan, as well as out of the BRCM 2012 Stock Incentive Plan (the “2012 Plan”).

Additional Compensation Practices and Policies

Hedging and Pledging Prohibitions

A core element of our compensation philosophy is to align the interests of our executives with those of our stockholders by providing appropriate long-term incentives. In furtherance of this philosophy, our insider trading policy prohibits our directors and employees, including our executives, from hedging or pledging our securities, from making short sales, or trading in derivative securities related to our securities.

Employee Stock Purchase Plan

Executives employed by our participating subsidiaries, including all of our NEOs, may also participate in our ESPP. Our ESPP provides eligible employees with the opportunity to acquire our shares of our common stock through periodic payroll deductions, at a 15% discount, based on a six-month “look-back” period. Our ESPP is structured in the U.S. as a qualified employee stock purchase plan under Section 423 of the Code. Our ESPP requires participants to hold their purchased shares of common stock for a minimum of six months after any purchase date, unless they cease to be eligible to participate in the ESPP in which case the shares of common stock become freely tradable, subject to applicable securities laws and our insider trading policy.

Severance and Change in Control Benefits

The Compensation Committee believes that severance and change in control arrangements are important parts of the overall compensation program for our NEOs. Severance arrangements provide a stable work environment and are used primarily to attract, retain and motivate individuals with the requisite experience and ability to drive our success. Change in control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control of our Company, and to promote continuity of management during a corporate transaction.

Each of our NEOs is eligible for severance and change in control payments and benefits under his or her respective severance benefits agreement with us. The Compensation Committee provides such payments and benefits to our NEOs based on its review of severance practices at the companies in our compensation peer group and as the result of arms’ length negotiations at the time our NEOs enter into employment with us, when they are requested to take on additional responsibilities, or from time to time if deemed necessary or desirable to achieve parity with other NEOs or otherwise.

Our NEOs are entitled to severance and other benefits upon termination of employment without “cause” or for “good reason” (as each of those terms is defined in the applicable agreement) or in the event of death or disability (a “qualifying termination”). In the event of a qualifying termination not involving a change in control of our Company, the severance benefits agreements generally provide for continued base salary (12 months in the case of Mr. Tan and nine months in the case of our other NEOs), bonus payment (100% in the case of Mr. Tan and 50% in the case of our other NEOs) and, other than in the case of Mr. Tan, health benefits continuation coverage (for six months).

In the event of a qualifying termination within 12 months following a change in control of our Company (or in the case of Mr. Tan, three months before or 12 months following such a change in control) (a “CIC qualifying termination”), the severance benefits agreements generally provide for continued base salary (24 months in the case of Mr. Tan and 12 months in the case of our other NEOs), bonus payment (200% in the case of Mr. Tan and 100% in the case of our other NEOs) and, other than in the case of Mr. Tan, health benefits continuation coverage (for 12 months).

In the event of a CIC qualifying termination, the severance benefits agreements also provide for acceleration of all outstanding service-based equity awards and acceleration of outstanding performance-based equity awards based on actual performance. Vesting of the equity awards held by our NEOs will only accelerate following a CIC qualifying termination of employment, which is commonly referred to as a “double trigger” provision. We believe our double trigger change in control arrangements protects stockholder value by allowing us the opportunity to deliver a motivated management team to any potential acquirer. If we did not offer any such change in control arrangements, our NEOs could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, due to the possibility that they would lose the potential value of their unvested equity compensation upon an acquisition.

For a summary of the material terms and conditions of these arrangements, as well as an estimate of the post-employment payments and benefits that our NEOs are eligible to receive, see “Severance and Change in Control Agreements with Named Executive Officers; Death and Disability Policy” below.

Other Compensation

The Compensation Committee provides modest perquisites and other personal benefits to our executives on a case-by-case basis. Typically, the Compensation Committee will provide a perquisite to an executive in limited circumstances, such as where it believes that such benefit is appropriate to assist him or her in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment, motivation or retention purposes. In Fiscal Year 2018, Mr. Tan received reimbursement for travel to his residence in Pennsylvania and a car service for business-related travel in the San Francisco Bay Area, both of which were approved by the Independent Directors. For additional information on the perquisites and other personal benefits provided to Mr. Tan in Fiscal Year 2018, see the “Fiscal Year 2018 Summary Compensation Table” below.

Accounting and Tax Considerations

While the Compensation Committee and our Board generally consider the accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically.

Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for our CEO, our CFO, any employee who is one of the top three highest compensated executive officers for the tax year; or for any employee who was a covered employee for any preceding taxable year beginning after December 31, 2016 referred to as “covered employees.” Further, since the enactment of tax reform legislation on December 22, 2017 (the “2017 Tax Reform Act”), “qualified performance-based compensation” is exempt from this $1 million limitation only if payable pursuant to a written binding contract in effect on November 2, 2017 (and that has not subsequently been materially modified). The Compensation Committee has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation and as a result of the 2017 Tax Reform Act, a deduction for any compensation paid to our NEOs in excess of $1 million is disallowed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with members of management the Compensation Discussion and Analysis section included in this proxy statement, as required by Item 402(b) of Regulation S-K. Based upon such review and related discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the Company’s 2019 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 4, 2018.

Submitted by the Compensation Committee of the Board of Directors:

Eddy W. Hartenstein, Chairperson

Diane M. Bryant*

James V. Diller

Lewis C. Eggebrecht

Check Kian Low*

Donald Macleod

* Ms. Bryant and Mr. Low joined the Compensation Committee on January 11, 2019

EXECUTIVE COMPENSATION

Fiscal Year 2018 Summary Compensation Table

The following table sets forth information about compensation earned by our NEOs during Fiscal Years 2018, 2017 and 2016. Our NEOs consist of our CEO, our CFO, and each of our three other most highly compensated executive officers serving at the end of Fiscal Year 2018.

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)

Hock E. Tan	2018	1,121,154	0		0		3,855,288		66,495	(3)	5,042,937

President and Chief Executive Officer	2017	1,100,000	0		98,322,843		3,712,500		75,820		103,211,163
	2016	1,011,662	0		21,656,268	(4)	1,980,516	(5)	43,601		24,692,047

Thomas H. Krause Jr.	2018	407,692	200,000	(6)	6,168,190		541,042		16,500	(7)	7,333,425

Chief Financial Officer	2017	400,000	100,000		10,101,125		520,888		16,200		11,138,213

	2016	349,687	200,000		2,574,300		312,924		15,900		3,452,811

Charlie B. Kawwas, Ph.D.	2018	497,924	200,000	(6)	5,860,388		686,715		16,500	(7)	7,261,527

Senior Vice President and Chief Sales Officer	2017	488,529	0		7,322,750		672,688		16,200		8,500,167
	2016	479,007	0		4,273,410		549,885		20,278		5,322,580

Mark D. Brazeal	2018	458,654	100,000	(6)	4,747,443		492,075		19,200	(7)	5,817,372

Chief Legal Officer	2017	268,269	0		5,906,188		243,935		12,462		6,430,854

Bryan T. Ingram	2018	603,640	0		5,860,388		1,080,171		16,500	(7)	7,560,699

Senior Vice President and General Manager, Wireless Semiconductor Division	2017	592,250	0		7,322,750		1,145,780		16,200		9,076,980
	2016	580,706	0		3,123,580		380,423		15,900		4,100,609

(1)

Represents the grant date fair value of service-based RSU awards and PSU awards, determined in accordance with ASC 718. As the PSU awards are not subject to performance conditions as defined under ASC 718, the maximum grant date fair values for such awards do not differ from the fair values presented in this table. The amounts in this column do not reflect compensation actually received by the NEOs or the actual value that may be recognized by the NEO. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2018 Form 10-K filed with the SEC on December 21, 2018.

(2)

Represents amounts paid under the APB Plan for each fiscal year. Please see the plan description in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Bonus Plan” above.

(3)	Represents $10,393 in expense reimbursements for travel to Mr. Tan’s residence in Pennsylvania, a $16,500 Section 401(k) employer matching contribution and $39,602 for car service.

(4)	Includes the portion of Mr. Tan’s Fiscal Year 2016 APB Plan payout ($990,258 in value) delivered in the form of a service-based RSU award, as determined by the Independent Directors.

(5)

Represents the portion of Mr. Tan’s Fiscal Year 2016 APB Plan payout paid in cash. Mr. Tan’s total Fiscal Year 2016 APB Plan payout amount was $2,970,774. However, the Independent Directors determined that $1,980,516 of that amount, which represents his payout based on a performance multiplier of 100%, would be paid in cash and the remaining $990,258 delivered to Mr. Tan in the form of a service-based RSU award.

(6)	Represents discretionary cash bonuses paid in recognition of each executive’s significant efforts toward the completion of the acquisition of CA.

(7)	Represents Section 401(k) employer matching contributions.

Fiscal Year 2018 Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards during Fiscal Year 2018 to each of our NEOs. All awards were granted under the 2009 Plan unless otherwise noted.

Name	Approval Date(1)	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target(5) (#)	Maximum (#)
Hock E. Tan			214,183	1,713,461	3,855,288

Thomas H. Krause Jr.			19,471	311,539	700,962

	12/4/2017	12/15/2017							5,000	1,243,350

	3/13/2018	3/15/2018				1,000	8,000	16,000		2,918,360

	3/13/2018	3/15/2018							8,000	2,006,480

Charlie B. Kawwas, Ph.D.			14,268	380,489	856,100

	12/4/2017	12/15/2017							5,000	1,243,350

	3/13/2018	3/15/2018				937	7,500	15,000		2,735,963

	3/13/2018	3/15/2018							7,500	1,881,075

Mark D. Brazeal			17,524	280,385	630,865

	12/4/2017	12/15/2017							3,000	746,010

	3/13/2018	3/15/2018				812	6,500	13,000		2,371,168

	3/13/2018	3/15/2018							6,500	1,630,265

Bryan T. Ingram			38,439	615,029	1,383,815

	12/4/2017	12/15/2017							5,000	1,243,350

	3/13/2018	3/15/2018				937	7,500	15,000		2,735,963

	3/13/2018	3/15/2018							7,500	1,881,075

(1)

The approval date represents the date on which the award was approved by the Compensation Committee or the Independent Directors, as applicable. The grant date is the date on which the award became effective.

(2)

Represents potential payouts under the APB Plan for Fiscal Year 2018. Target bonus amount for Fiscal Year 2018 were as follows: Mr. Tan 150%, Mr. Krause 75%, Dr. Kawwas 75%, Mr. Brazeal 60% and Mr. Ingram 100%, as a percentage of base salary. The threshold amount for Mr. Tan was 12.5% of his target bonus amount, calculated based on the achievement of a single corporate goal at 50% of the target for such goal and with the individual performance multiplier set at target 50%. The threshold amount for each of Messrs. Krause, Brazeal and Ingram was 6.25% of his target bonus amount, calculated based on the achievement of a single corporate or divisional goal at 25% of the target for such goal and with the individual performance multiplier set at target 50%. The threshold amount for Dr. Kawwas was 3.75% of his target bonus amount, calculated based on the achievement of a single corporate or divisional goal at 15% of the target for such goal and with the individual performance multiplier set at target 50%. The maximum bonus payable was 225% of the target bonus amount for Mr. Tan, which assumes maximum (150%) performance for each corporate goal and with the individual performance multiplier set at 150%. The maximum bonus payable was 225% of the target bonus amount for Messrs. Krause, Brazeal and Ingram, and Dr. Kawwas, which assumes maximum (150%) performance for (i) each corporate goal and (ii) each divisional or functional goal and with the maximum individual performance multiplier set at 150%.

(3)	Represents service-based RSU awards, which vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with us through the relevant vesting date.
(4)

Represents the grant date fair value of the equity awards, as determined in accordance with ASC 718. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2018 Form 10-K filed with the SEC on December 21, 2018.

(5)

Represents a PSU award that will vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with us through the relevant vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2, 2018 and ending on each of March 1 of 2019, 2020, 2021, and 2022. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock subject to the PSU award, if at the end of the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares will be issued and this award will be cancelled.

Fiscal Year 2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information about share options and RSU awards outstanding on November 4, 2018, the last day of Fiscal Year 2018, held by each of our NEOs.

		Option Awards(1)				Restricted Share Unit Awards(1)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Units of Stock (#)	Market Value of Shares or Units of Stock that Have Not Vested($)(2)

Hock E. Tan

	3/12/2013	131,250	—	35.45	3/11/2020	—	—	—	—
	9/13/2013	1,337,916	—	38.99	9/12/2020	—	—	—	—
	1/2/2014	750,000	—	52.65	1/1/2021	—	—	—	—
	6/15/2016	—	—			—	—	240,000(3)	52,984,800
	12/15/2016	—	—			4,507(4)	995,010	—	—
	6/15/2017	—	—			—	—	168,000(5)	37,089,360

Thomas H. Krause Jr.

	3/11/2014	22,500	—	62.02	3/10/2021	—	—	—	—
	3/15/2015	—	—			2,500(4)	551,925	—	—
	3/15/2015	—	—			2,500(6)	551,925	—	—
	3/15/2016	—	—			5,000(4)	1,103,850	—	—
	3/15/2016	—	—			5,000(6)	1,103,850	—	—
	11/15/2016	—	—			7,500(4)	1,655,775	—	—
	11/15/2016	—	—			7,500(6)	1,655,775	—	—
	12/15/2016	—	—			3,750(4)	827,888	—	—
	3/15/2017	—	—			9,375(4)	2,069,719	9,375(7)	2,069,719
	12/15/2017	—	—			5,000(4)	1,103,850	—	—
	3/15/2018	—	—			8,000(4)	1,766,160	8,000(8)	1,766,160

Charlie B. Kawwas, Ph.D.

	3/1/2013	3,668	—	38.92	3/1/2020	—	—	—	—
	3/1/2014	5,662	—	62.63	3/1/2021	—	—	—	—
	6/10/2014	50,000	—	71.86	6/9/2021	—	—	—	—
	3/15/2015	—	—			3,750(4)	827,888	—	—
	3/15/2015	—	—			3,750(6)	827,888	—	—
	12/15/2015	—	—			1,500(4)	331,155	—	—
	3/15/2016	—	—			7,500(4)	1,655,775	—	—
	3/15/2016	—	—			7,500(6)	1,655,775	—	—
	12/15/2016	—	—			3,750(4)	827,888	—	—
	3/15/2017	—	—			9,375(4)	2,069,719	9,375(7)	2,069,719
	12/15/2017	—	—			5,000(4)	1,103,850	—	—
	3/15/2018	—	—			7,500(4)	1,655,775	7,500(8)	1,655,775

Mark D. Brazeal

	4/15/2017	—	—			9,375(4)	2,069,719	9,375(9)	2,069,719
	12/15/2017	—	—			3,000(4)	662,310	—	—
	3/15/2018	—	—			6,500(4)	1,435,005	6,500(8)	1,435,005

Bryan T. Ingram

	12/9/2014	—	—			1,500(4)	331,155	—	—
	3/15/2015	—	—			6,250(4)	1,379,813	—	—
	3/15/2015	—	—			6,250(6)	1,379,813	—	—
	12/15/2015	—	—			2,000(4)	441,540	—	—
	3/15/2016	—	—			5,000(4)	1,103,850	—	—
	3/15/2016	—	—			5,000(6)	1,103,850	—	—
	12/15/2016	—	—			3,750(4)	827,888	—	—
	3/15/2017	—	—			9,375(4)	2,069,719	9,375(7)	2,069,719
	12/15/2017	—	—			5,000(4)	1,103,850	—	—
	3/15/2018	—	—			7,500(4)	1,655,775	7,500(8)	1,655,775

(1)	The awards shown in these columns are awards granted under our 2009 Plan unless otherwise noted.
(2)

The amounts shown in this column represent the number of shares of common stock that have not vested multiplied by $220.77, the closing price per share of common stock on November 2, 2018, the last trading day of Fiscal Year 2018.

(3)

Represents the PSU award granted in Fiscal Year 2016 based on attainment of the maximum performance level, which vests in full upon completion of the performance period, subject to continued employment with us and achievement of the pre-established performance goals over the performance period of three years from the grant date, as determined by the Independent Directors within 60 days following the end of the performance period. The Independent Directors will determine the achievement of two performance measures (i) Relative TSR over the performance period and (ii) share price growth over the performance period, based on 90-day trailing average prices at the start and end of the performance period. Based upon the level of performance achieved, a maximum of 240,000 shares of common stock may be earned under the PSU award. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled.

(4)	Represents RSU awards that vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with us through the applicable vesting date.
(5)

Represents the PSU award granted in Fiscal Year 2017 based on attainment of the target performance level. This PSU award vests in two overlapping performance periods, one over a three-year performance period ending in 2020 (“Performance Period #1”) and one over a four-year performance period ending in 2021 (“Performance Period #2,” together with Performance Period #1, the “Performance Periods”), with each commencing on June 15, 2017. The shares of common stock earned at the end of each Performance Period will be fully vested on the last day of each Performance Period, subject to Mr. Tan’s continued employment with us through each such date. The number of shares of common stock earned during a Performance Period will depend on the level of performance achieved based on our Relative TSR and our absolute TSR over the Performance Periods, as determined by the Independent Directors within 60 days following the end of each Performance Period. Based upon the level of performance achieved, a maximum of 756,000 shares of common stock may be earned under the PSU award. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled.

(6)

Represents PSU awards that are scheduled to vest at the rate of 25% a year on each anniversary of the grant date, subject to the satisfaction of a share price contingency (set at the grant date) and the NEO’s continued employment with us through the applicable vesting date. No shares of common stock will vest until the average closing price per share of our common stock over a 20 consecutive trading day period is equal to or greater than 120% of the fair market value of a share of common stock on the grant date. The share price contingency for this PSU award was met prior to the fourth anniversary of the grant date and therefore all of the shares of common stock subject to the PSU have the potential to vest (assuming continued service). If the share price contingency was not met by the fourth anniversary of the grant date or the time the NEO ceases to provide services to us, the PSUs would not vest and the award would have expired or immediately terminated, as applicable.

(7)

Represents a PSU award based on attainment of the target performance level. The PSU award will vest at a rate of 25% per year on the last day of the performance period, subject to the NEO’s continued employment with us through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on the grant date and ending on each of March 14 of 2018, 2019, 2020 and 2021. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for the first performance period was at the 57th percentile, and as a result, 25% of the PSU award was earned in Fiscal Year 2018.

(8)

Represents a PSU award based on attainment of the target performance level. The PSU award will vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with us through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2. 2018 and ending on each of March 1 of 2019, 2020, 2021 and 2022. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled.

(9)

Represents a PSU award based on attainment of the target performance level. The PSU award will vest at a rate of 25% per year on the later of (i) each anniversary of the grant date and (ii) the last day of the performance period, subject to the NEO’s continued employment with us through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 15, 2017 and ending on each of March 14 of 2018, 2019, 2020 and 2021. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for the first performance period was at the 57th percentile, and as a result, 25% of the PSU award was earned in Fiscal Year 2018.

Fiscal Year 2018 Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of stock options and the vesting of RSU awards during Fiscal Year 2018 by our NEOs. Stock option award value realized is calculated by subtracting the aggregate exercise price of the stock options exercised from the aggregate sale price. RSU award value realized is calculated by multiplying the number of shares of common stock shown in the table by the closing market price of our shares of common stock, as reported on the Nasdaq Global Select Market, on the date the RSUs vested. Value Realized on Exercise and Value Realized on Vesting/Release represent long-term gain over multiple years of service by the NEO and it is not considered as part of an NEO’s Fiscal Year 2018 compensation.

	Option Awards			RSU Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Release (#)	Value Realized on Vesting/Release ($)

Hock E. Tan	240,000	(1)	49,520,522	1,503	399,392

Thomas H. Krause Jr.	—		—	30,000	7,970,413

Charlie B. Kawwas, Ph.D.	10,000		1,785,108	36,109	9,531,283

Mark D. Brazeal	—		—	6,250	1,543,375

Bryan T. Ingram	60,000		11,454,246	47,500	12,574,068

(1)	Represents shares subject to a stock option award expiring in 2020, all of which were exercised and sold pursuant to a 10b5-1 trading plan.

Severance and Change in Control Agreements with Named Executive Officers; Death and Disability Policy

Severance Benefit Agreements

Each of our NEOs is party to a severance benefits agreement with us. The severance benefits agreements provide each NEO with a severance payment and other benefits in the event of the termination of the NEO’s employment without cause, because of death or permanent disability or a resignation by the NEO for “good reason” (a “qualifying termination”), provided that the NEO timely executes a general release of all claims in our favor. If a qualifying termination takes place within 12 months following (or in the case of Mr. Tan, within three months prior to or 12 months following) a “change in control” (as defined in the severance benefits agreement) of our Company, we must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Equity Award Vesting Acceleration(2)

Hock E. Tan	24 months	200%	—	100%

Thomas H. Krause, Jr.	12 months	100%	12 months	100%

Charlie B. Kawwas, Ph.D.	12 months	100%	12 months	100%

Mark D. Brazeal	12 months	100%	12 months	100%

Bryan T. Ingram	12 months	100%	12 months	100%

(1)	Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.
(2)

Upon a qualifying termination of a NEO’s employment in connection with a change in control of our Company, the NEO will receive full acceleration of all outstanding service-based equity awards, and acceleration of outstanding performance-based equity awards to the extent (i) the effective price per share paid by the acquirer meets or exceeds any share price contingency applicable to any share-price performance-based awards or (ii) other performance goals have been deemed satisfied, in the discretion of our Board, based on our performance through the date of the change in control, for all other types of performance-based equity awards.

If the qualifying termination takes place other than in connection with a change in control of our Company, we must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage

Hock E. Tan	12 months	100%	—

Thomas H. Krause, Jr.	9 months	50%	6 months

Charlie B. Kawwas, Ph.D.	9 months	50%	6 months

Mark D. Brazeal	9 months	50%	6 months

Bryan T. Ingram	9 months	50%	6 months

(1)	Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.

The definition of “change in control” under the severance benefits agreements is the same as the definition of “change in control” under our 2009 Plan, which includes acquisitions of more than 50% of our voting shares by any person or group, as well as the sale of all or substantially all of our assets.

The definition of “good reason” means any of the following: (A) a material reduction in the NEO’s salary (other than as part of a broad salary reduction program instituted because we are in financial distress); (B) a substantial reduction in the NEO’s duties and responsibilities; (C) the elimination or reduction of the NEO’s eligibility to participate in our benefit programs that is inconsistent with the eligibility of our executives to participate therein; (D) we inform the NEO of our intention to transfer his or her primary workplace to a location that is more than 50 miles from the location of the NEO’s primary workplace as of such date; (E) our material breach of the severance benefits agreement that is not cured within 60 days written notice thereof; and (F) any serious chronic mental or physical illness of the NEO or a member of his or her family that requires the NEO to terminate his or her employment because of substantial interference with his or her duties; provided, that at our request the NEO provides us with a written physician’s statement confirming the existence of such mental or physical illness.

Policy on Acceleration of Executive Staff Equity Awards in the Event of Death or Disability

In September 2015, our Board approved the Death and Disability Policy. This policy was effective immediately upon adoption, and provides for the full acceleration upon an executive’s death or permanent disability of his or her outstanding and unvested equity awards that would otherwise vest solely based on the executive’s continued service, including performance-based equity awards for which the performance criteria have been met as of the date of such death or permanent disability. However, pursuant to the terms of the Multi-Year Equity Awards, holders are not entitled to full acceleration of these awards except with respect to those awards for which the vesting start date has already occurred at the time of an executive’s death or disability. The Death and Disability Policy applies in the event of the death or permanent disability, of (i) any officer of our Company, as such term is defined in Exchange Act Rule 16a-1, and (ii) any member of our CEO’s executive staff, including our NEOs.

Potential Payments and Benefits upon Certain Terminations of Employment

The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of Fiscal Year 2018, in the event of a qualifying termination taking place not in connection with a change in control of our Company. The amounts presented in the table assume an employment termination date of November 4, 2018 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)		Health Benefits Continuation Coverage ($)(1)	Total ($)

Hock E. Tan	1,100,000	1,650,000		—	2,750,000

Thomas H. Krause Jr.	300,000	150,000		10,998	460,998

Charlie B. Kawwas, Ph.D.	366,397	183,198		11,778	561,374

Mark D. Brazeal	337,500	75,289	(2)	10,839	423,628

Bryan T. Ingram	444,188	296,125		10,778	751,091

(1)	Represents the cost of our subsidized continued healthcare benefits, based on our current costs to provide such coverage.
(2)

As Mr. Brazeal joined us in April 2017, his actual and target bonus amounts for Fiscal Year 2017 were prorated for his partial year of service. If Mr. Brazeal had an employment termination date of November 5, 2018, the first day of our Fiscal Year 2019, then his bonus payment would have been $140,193, based on the lesser of his actual or target bonus for Fiscal Year 2018.

Potential Payments and Benefits upon Certain Terminations of Employment in Connection with a Change in Control

The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of Fiscal Year 2018 in the event of a qualifying termination taking place within 12 months following a change in control of our Company (or in the case of Mr. Tan three months before or 12 months following a change in control of our Company). The amounts presented in the table assume an employment termination date of November 4, 2018 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)		Health Benefits Continuation Coverage ($)(1)	Value of RSU/ PSU Acceleration ($)(2)		Total ($)

Hock E. Tan	2,200,000	3,300,000		—	49,583,838	(3)	55,083,838

Thomas H. Krause Jr.	400,000	300,000		21,996	15,169,548	(4)	15,891,545

Charlie B. Kawwas, Ph.D.	488,529	366,397		23,557	13,650,651	(4)	14,529,133

Mark D. Brazeal	450,000	150,577	(5)	21,678	6,694,188	(4)	7,316,443

Bryan T. Ingram	592,250	592,250		21,557	14,092,191	(4)	15,298,247

(1)	Represents the cost of our subsidized continued healthcare benefits based on our current costs to provide such coverage.
(2)

The amounts in this column include, for each service-based RSU award and PSU award subject to a share price contingency that had been met, the number of shares of common stock that would have vested multiplied by $220.77, the closing price per share of common stock on November 2, 2018, the last trading day of Fiscal Year 2018. As of such date, all share price contingencies had been met and the vesting of all such awards would have accelerated in the event of a qualifying termination.

(3)

This amount includes, for each PSU award for which the applicable performance goals have been deemed satisfied based on our actual performance immediately prior to November 2, 2018, the last trading day of Fiscal Year 2018, that would have accelerated, the number of shares of common stock that would have vested multiplied by $220.77, the closing price per share of common stock on November 2, 2018. As of such date, 163,414 shares of common stock and 56,674 shares of common stock subject to the PSU awards granted in Fiscal Year 2016 and Fiscal Year 2017, respectively, would have accelerated in the event of a qualifying termination.

(4)

This amount includes, for each PSU award for which the applicable performance goals have been deemed satisfied based on our actual performance immediately prior to November 2, 2018, the last trading day of Fiscal Year 2018, that would have accelerated, the number of shares of common stock that would have vested multiplied by $220.77, the closing price per share of common stock on November 2, 2018. As of such date, 69% of the target shares subject to the Fiscal Year 2017 PSU awards and 76% of the target shares subject to the Fiscal Year 2018 PSU awards, would have accelerated in the event of a qualifying termination.

(5)

As Mr. Brazeal joined us in April 2017, his actual and target bonus amounts for Fiscal Year 2017 were prorated for his partial year of service. If Mr. Brazeal had an employment termination date of November 5, 2018, the first day of our Fiscal Year 2019, then his bonus payment would have been $280,385, based on the lesser of his actual or target bonus for Fiscal Year 2018.

Potential Payments under our Death and Disability Policy

The following table reflects the potential payments and benefits to which our NEOs would be entitled under the Death and Disability Policy in effect as of November 4, 2018, in the event of death or permanent disability. The amounts presented in the table assume a termination of employment date of November 4, 2018 and that all eligibility requirements contemplated by the Death and Disability Policy were met.

Name	Value of RSU/PSU Acceleration ($)(1)(2)

Hock E. Tan	19,539,690	(3)

Thomas H. Krause Jr.	12,390,716

Charlie B. Kawwas, Ph.D.	10,955,711

Mark D. Brazeal	4,167,034

Bryan T. Ingram	11,397,251

(1)

The amounts in this column include for each service-based RSU award and PSU award subject to a share price contingency that had been met, the number of shares of common stock that would have vested multiplied by $220.77, the closing price per share of common stock on November 2, 2018, the last trading day of Fiscal Year 2018. As of such date, all share price contingencies had been met and the vesting of all such awards would have accelerated.

(2)

The amounts in this column do not include accelerations of the PSU awards subject to performance goals based on criteria other than share price contingencies, except as noted below, as these awards are not eligible for acceleration upon death or permanent disability.

(3)

This amount includes the acceleration of the PSU award granted in Fiscal Year 2017 with respect to 50% of the target number of shares of common stock for each performance period multiplied by $220.77, the closing price per share of our common stock on November 2, 2018, the last trading day of Fiscal Year 2018.

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the total annual compensation of our CEO to the annual total compensation of our median employee (the “Ratio”). For Fiscal Year 2018, the annual total compensation of our CEO, as reported in the “Fiscal Year 2018 Summary Compensation Table”, is $5,042,937 and the annual total compensation of our median compensated employee is $202,915. The Ratio is 25 to 1.

In Fiscal Year 2018, Mr. Tan did not receive an equity award, as his Fiscal Year 2017 PSU award was a long-term, multi-year award. In order to better compare Mr. Tan’s annual total compensation to our median compensated employee, we are providing a supplemental pay ratio that includes in the CEO’s 2018 annual total compensation an annualized value of Mr. Tan’s Fiscal Year 2017 PSU award, taking the 2017 grant date fair value of the award and annualizing it over four years. This results in an annual total compensation of $29,623,648 for our CEO. The supplemental ratio calculated using this amount is 146 to 1.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with SEC executive compensation disclosure rules. This calculation is the same calculation used to determine the total compensation for purposes of the “Fiscal Year 2018 Summary Compensation Table” with respect to each of our NEOs.

To identify the median employee, we used the following methodology:

•	We collected compensation data from our human resources system of record for all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis, as of November 4, 2018.

•

We annualized the compensation of all permanent full-time and part-time employees who we hired between October 30, 2017 and November 4, 2018. We applied an exchange rate used in our human resources system of record as of November 4, 2018 to convert all international currencies into U.S. dollars.

•

We used total target direct compensation as of November 4, 2018, as our consistently applied compensation measure. In this context, total target direct compensation means (1) the applicable annual base salary determined as of November 4, 2018, (2) the annual incentive cash target amount or commission target amount payable for service in Fiscal Year 2018, and (3) the approved value of the annual equity awards granted during Fiscal Year 2018.

The Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

EQUITY COMPENSATION PLAN INFORMATION

Plans Approved by our Stockholders

We have two equity compensation plans that have been approved by our stockholders: the 2009 Plan and the ESPP.

Plans Not Approved by our Stockholders

As at November 4, 2018, we had two equity compensation plans that had not been approved by our stockholders and pursuant to which we may continue to grant equity awards: the LSI Corporation 2003 Equity Incentive Plan (“LSI Plan”), which we assumed in connection with our acquisition of LSI Corporation, and the 2012 Plan, which we assumed in connection with our acquisition of BRCM. We have also assumed outstanding equity awards granted under the LSI Plan, the 2012 Plan, the Brocade 2009 Stock Plan, the Brocade Amended and Restated Inducement Award Plan and under other equity compensation plans or agreements that were assumed by us in connection with our acquisitions of LSI, BRCM and Brocade, and other companies that originally granted those awards.

The following table sets forth the number and weighted-average exercise price of shares of common stock to be issued upon the exercise of outstanding share options and RSU awards, and the number of securities remaining available for future issuance under all of our equity compensation plans, as at November 4, 2018.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation plans approved by stockholders	12,021,758	(2)	$47.07	23,967,559	(3)

Employee stock purchase plans approved by stockholders				7,549,088	(4)

Equity compensation plans not approved by stockholders	14,145,388	(5)	$73.45	93,067,570	(6)(7)

Total	26,167,146		$50.14	124,584,217	(3)(7)

(1)	Shares of common stock issuable upon vesting of RSU awards have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.
(2)

Represents 6,814,554 shares of common stock subject to outstanding stock options and 5,207,204 shares of common stock that may be issued upon vesting of outstanding RSU awards (including PSU awards assuming the maximum performance level), in each case pursuant to equity awards issued under the 2009 Plan.

(3)

The 2009 Plan has an automatic annual share renewal formula pursuant to which the aggregate number of shares of common stock available for issuance under the 2009 Plan increases automatically on the first day each fiscal year by the least of (i) 6,000,000 shares of common stock, (ii) 3% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (iii) such smaller number of shares of common stock as determined by our Board. In accordance with this formula, on November 5, 2018 (the first day of our Fiscal Year 2019), the number of shares of common stock available for future issuance under the 2009 Plan increased by 6,000,000 shares of common stock, which is not reflected in the table.

(4)

The Current ESPP has an automatic annual share renewal formula pursuant to which the aggregate number of shares of common stock available for issuance under the Current ESPP increases automatically on the first day each fiscal year by the least of (i) 2 million shares of common stock, (ii) 1% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (iii) such smaller number of shares of common stock as determined by our Board. Our Board determined not to increase the number of shares of common stock available for issuance under the Current ESPP for Fiscal Year 2019. If stockholders approve Proposal 3, this automatic renewal provision will be removed from the ESPP.

(5)

Represents (i) 895,900 shares of common stock subject to outstanding stock options and 1,920,975 shares of common stock that may be issued upon the vesting of outstanding RSU awards, all of which were awarded under the LSI Plan, (ii) 11,290,297 shares of common stock that may be issued upon the vesting of outstanding RSU awards (including PSU awards assuming the maximum performance level), all of which were awarded under the 2012 Plan, and (iii) 814 shares of common stock subject to outstanding stock options and 37,402 shares of common stock that may be issued upon the vesting of outstanding RSU awards granted pursuant to other equity compensation plans and agreements assumed by us in connection with our acquisition of LSI, BRCM and other companies that originally established those plans or agreements.

(6)

Represents shares of common stock available for issuance under the LSI Plan and the 2012 Plan, of which 837,149 shares of common stock and 89,852,085 shares of common stock, respectively, may be used for RSU awards.

(7)

The 2012 Plan has an automatic annual share renewal provision pursuant to which the aggregate number of shares of common stock available for issuance under the 2012 Plan increases automatically on the first trading day of January each calendar year by 12,195,965 shares of common stock. In accordance with this provision, on January 2, 2019 (the first trading day in January 2019), the number of shares of common stock available for future issuance under the 2012 Plan increased by 12,195,965 shares of common stock, which is not reflected in the table.

For additional information regarding our equity compensation plans, please refer to Note 9 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our 2018 Form 10-K.

STOCKHOLDER INFORMATION

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth information about the beneficial ownership of our common stock as of February 11, 2019 for:

•	each named executive officer;

•	each of our directors and nominees for director; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.

Common stock subject to options that are currently exercisable or exercisable within 60 days of February 11, 2019 and RSUs that vest within 60 days of February 11, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In the table below, percentage ownership is based on 396,103,899 shares of common stock outstanding as of February 11, 2019.

	Shares Beneficially Owned(1)

Name and Address of Beneficial Owner	Number of Shares Common Stock	Percentage of Common Stock

5% Stockholders:

Capital World Investors(2)	46,835,295	11.8%

333 South Hope Street

Los Angeles, CA 90071

The Vanguard Group(3)	32,304,597	8.2%

100 Vanguard Blvd.

Malvern, PA 19355

Capital International Investors(4)	30,918,914	7.8%

11100 Santa Monica Boulevard

16th Floor

Los Angeles, CA 90025

BlackRock, Inc.(5)	25,711,481	6.5%

55 East 52nd Street

New York, NY 10055

Capital Research Global Investors(6)	25,273,366	6.4%

333 South Hope Street

Los Angeles, CA 90071

Named Executive Officers, Directors and Nominees:

Hock E. Tan(7)	2,265,250	*

Thomas H. Krause, Jr.(8)	44,842	*

Charles B. Kawwas, Ph.D.(9)	99,318	*

Mark D. Brazeal(10)	5,761	*

Bryan T. Ingram(11)	51,977	*

Diane M. Bryant(12)	255	*

Gayla J. Delly(13)	1,051	*

James V. Diller(14)	144,204	*

Lewis C. Eggebrecht(15)	11,454	*

Eddy W. Hartenstein(16)	34,948	*

Check Kian Low(17)	2,101	*

Donald Macleod(18)	54,565	*

Peter J. Marks(19)	33,012	*

Henry Samueli, Ph.D.(20)	9,661,185	2.4%

Harry L. You(21)	223	*

All 16 executive officers and directors as a group(22)	12,440,113	3.1%

*	Represents beneficial ownership of less than 1%.

(1)	Amounts shown in the table above include securities held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)

Number of shares of common stock is based solely on information reported by Capital World Investors on the Schedule 13G/A filed with the SEC on February 14, 2019, reporting ownership as of December 31, 2018. According to such Schedule 13G/A, Capital World Investors has sole dispositive power over these shares and sole voting power over 46,810,865 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 11, 2019.

(3)

Number of shares of common stock is based solely on information reported by The Vanguard Group on the Schedule 13G filed with the SEC on February 11, 2019, reporting ownership as of December 31, 2018. According to such Schedule 13G. The Vanguard Group has sole voting power over 503,064 of these shares, sole dispositive power over 31,719,984 of these shares, shared voting power over 92,331 of these shares and shared dispositive power over 584,613 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 11, 2019.

(4)

Number of shares of common stock is based solely on information reported by Capital International Investors on the Schedule 13G filed with the SEC on February 14, 2019, reporting ownership as of December 31, 2018. According to such Schedule 13G, Capital International Investors has sole dispositive power over these shares and sole voting power over 30,659,989 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 11, 2019.

(5)

Number of shares of common stock is based solely on information reported by BlackRock, Inc. on the Schedule 13G filed with the SEC on February 8, 2019, reporting ownership as of December 31, 2018. According to such Schedule 13G, BlackRock, Inc. has sole dispositive power over these shares and sole voting power over 22,272,834 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 11, 2019.

(6)

Number of shares of common stock is based solely on information reported by Capital Research Global Investors on the Schedule 13G/A filed with the SEC on February 14, 2019, reporting ownership as of December 31, 2018. According to such Schedule 13G/A, Capital Research Global Investors has sole voting power and sole dispositive power over these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 11, 2019.

(7)	Shares shown in the table above include 2,159,166 shares that Mr. Tan has the right to acquire within 60 days after February 11, 2019 upon the exercise of stock options.
(8)

Shares shown in the table above include 15,125 shares that Mr. Krause has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSU awards for the performance periods ending March 1 and 14, 2019.

(9)

Shares shown in the table above include 49,330 shares and 20,000 shares that Dr. Kawwas has the right to acquire within 60 days after February 11, 2019 upon the exercise of stock options and the vesting of RSUs, respectively. These shares do not include any shares that may be earned pursuant to PSU awards for the performance periods ending March 1 and 14, 2019.

(10)

Shares shown in the table above include 1,625 shares that Mr. Brazeal has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSU awards for the performance periods ending March 1 and 14, 2019.

(11)

Shares shown in the table above include 22,500 shares that Mr. Ingram has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSU awards for the performance periods ending March 1 and 14, 2019.

(12)

Shares shown in the table above include 32 shares held by the The Diane M. Bryant Trust u/a/d 11/08/17 and 223 shares that Ms. Bryant has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs.

(13)	Shares shown in the table above include 807 shares that Ms. Delly has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs.
(14)

Shares shown in the table above include 119,500 shares held by the James & June Diller Trust UA dated 7/20/77 and 807 shares that Mr. Diller has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs. Mr. Diller will cease to be a director with effect from the start of the Annual Meeting.

(15)

Shares shown in the table above include 1,500 shares held by the Lewis & Rebecca Eggebrecht Trust UA dated 6/21/97 and 807 shares that he has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs. Mr. Eggebrecht will cease to be a director with effect from the start of the Annual Meeting.

(16)	Shares shown in the table above include 807 shares that Mr. Hartenstein has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs.
(17)	Shares shown in the table above include 807 shares that Mr. Low has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs.
(18)

Shares shown in the table above include 807 shares that Mr. Macleod has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs. Mr. Macleod will cease to be a director with effect from the start of the Annual Meeting.

(19)	Shares shown in the table above include 807 shares that Mr. Marks has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs.
(20)

The shares in the table include 7,019 shares that Dr. Samueli has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs, but does not include any shares that may be earned pursuant to PSU awards for the performance periods ending March 1 and 14, 2019. Shares in the table also include (i) 5,752,978 shares held by HS Portfolio L.P., (ii) 399,918 shares held by HS Management, L.P., (iii) 459,690 shares held by H&S Portfolio II L.P., (iv) 2,815,759 shares held by H&S Investments I L.P., and (v) 1,860 shares held by H&S Ventures LLC. Dr. Samueli disclaims beneficial ownership of the shares held by HS Management, L.P., HS Portfolio L.P., H&S Portfolio II, L.P and H&S Investments I, L.P. (collectively, the “H&S Partnerships”) and H&S Ventures LLC, except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of the H&S Partnerships. As the indirect owner of H&S Ventures LLC, Dr. Samueli has sole dispositive and voting power over the shares held by the H&S Partnerships and H&S Ventures LLC.

(21)	Shares shown in the table above include 223 shares that Mr. You has the right to acquire within 60 days after February 11, 2019 upon the vesting of RSUs.
(22)

Shares shown in the table above include 2,224,246 shares and 82,989 shares that directors and executive officers have the right to acquire within 60 days after February 11, 2019 upon the exercise of stock options and the vesting of RSUs, respectively. These shares do not include any shares that may be earned by our executive officers pursuant to their respective PSU awards for the performance periods ending March  1 and 14, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10 percent of our common stock (“Reporting Persons”) are required to report, to the SEC and to Nasdaq, their initial ownership of our common stock and other equity securities and any subsequent changes in that ownership, and to furnish us with copies of all the reports they file. As a matter of practice, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically file these reports on their behalf.

Based solely on our review of the copies of such reports received by us or written representations from the Reporting Persons, we believe that during Fiscal Year 2018, all Reporting Persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Other than compensation and other arrangements described above under “Director Compensation,” “Executive Compensation” and as set forth below, since October 30, 2017, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party in which:

•	the amount involved exceeded or will exceed $120,000; and

•	any director, nominee, executive officer, holder of more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.

We refer to these types of transactions as “related party transactions.”

Procedures for Approval of Related Party Transactions

As provided by our Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the committee the authority to pre-approve related party transactions, provided such approvals are presented to the Audit Committee at its next scheduled meeting. In approving or rejecting the proposed transaction, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Code of Ethics and Business Conduct requires that directors, officers and employees make appropriate disclosure of potential conflicts of interest to (i) the Nominating/Governance Committee or the Audit Committee, in the case of directors and officers, or (ii) to their supervisor, who will then seek authorization from our compliance officer, in the case of employees. Our Board has authority to approve related party transactions in lieu of the Audit Committee.

Note Purchase Agreement with Silver Lake

In connection with our previously proposed acquisition of Qualcomm Incorporated (“Qualcomm”) on February 11, 2018, Broadcom and Broadcom-Singapore entered into a Note Purchase Agreement (“Purchase Agreement”) to sell up to $6 billion aggregate principal amount of our 3.00% Convertible Senior Notes (the “Convertible Notes”), with $3.5 billion principal amount of the Convertible Notes being issuable to Silver Lake Partners V, L.P., an investment fund affiliated with Silver Lake (“SLP Fund”). Mr. Kenneth Hao, a former director of our Company, is a Managing Partner and Managing Director of Silver Lake. The issuance of the Convertible Notes, and the terms thereof, and entry into other agreements relating to the issuance of the Convertible Notes to the investors, including the SLP Fund, were reviewed and approved by our Board with Mr. Hao recused from such review and approval.

In March 2018, Broadcom withdrew and terminated its offer to acquire Qualcomm. The Purchase Agreement was also terminated with no Convertible Notes being issued pursuant thereto.

Other Relationships

From time to time in the ordinary course of business, on an arm’s length basis, we purchase from, and/or sell to, certain entities where one of our directors also serves or served as a director of that entity. During Fiscal Year 2018 these entities were (i) Symantec Corporation, on whose board of directors Mr. Hao serves as a director and (ii) TiVo Corporation and SIRUS XM Holdings, Inc., on whose boards of directors Mr. Hartenstein serves as a director.

During Fiscal Year 2018, at our request, representatives of Silver Lake have provided advice and assistance to us in connection with obtaining debt financing for acquisition transactions, given their extensive experience with debt financings of this nature. Silver Lake did not receive any compensation for the provision of such services.

In addition, Silver Lake portfolio companies, such as Dell Inc., entered into arrangements with us to purchase our products or to sell products to us in the ordinary course of their and our business, and on an arms’ length basis.

ADDITIONAL MEETING INFORMATION

When:	April 1, 2019	Time:	11:00 a.m. Pacific Time
Where:	280 Innovation Drive San Jose, California 95134	Record Date:	February 11, 2019

We are making this Proxy Statement available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, or at any adjournments or postponements thereof. The Internet Notice, this Proxy Statement, the accompanying proxy card and our 2018 Form 10-K were first made available to our stockholders on or about February 19, 2019.

Electronic Delivery of Our Stockholder Communications

We are furnishing the proxy materials, including this Proxy Statement and the 2018 Form 10-K, to our stockholders by providing access to such documents on the Internet Notice instead of mailing printed copies. The Internet Notice provides instructions as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Meeting Attendance and Admission

You are invited to attend the Annual Meeting if you were a registered stockholder or a beneficial owner of our common stock on the Record Date. All stockholders must bring proof of identification. If you are a registered stockholder, your name will be verified against the list of registered stockholders prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership on the Record Date. This can be any of the following:

•	The Internet Notice;

•	A proxy card;

•	A voting instruction card;

•	A brokerage statement or letter from a broker, bank or other nominee indicating ownership as of the Record Date; or

•	A legal proxy provided by your broker, bank or other nominee.

Quorum

Representation at the Annual Meeting of stockholders entitled to vote, in person or by proxy or representative, and holding among them at least a majority of all issued and outstanding shares of common stock is required to constitute a quorum. Abstentions and “broker non-votes” are counted in determining whether a quorum is present at the Annual Meeting.

Voting Rights

Only stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of our common stock has one vote for each matter. As of the Record Date, we had 396,103,899 shares of common stock issued and outstanding.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a registered stockholder with respect to those shares.

If your shares are held by a broker, bank or other nominee, you are the “beneficial owner” of shares held in “street name”. As a beneficial owner, you have the right to instruct the broker, bank or other nominee that holds your shares on how to vote them.

Voting Procedures

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. You may vote over the Internet, by telephone, by mail or in person.

•	Internet: vote your shares at www.proxyvote.com.

•	Telephone: call (800) 690-6903.

•	Mail: complete, sign and date your proxy card and return it in the postage-paid envelope. You cannot vote by marking the Internet Notice and returning it.

•

At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, March 31, 2019.

The shares voted by proxy over the Internet, telephonically or proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

Voting Revocation

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy card bearing a later date;

•	by granting a subsequent proxy over the Internet or by telephone;

•	by giving written notice of revocation to the Secretary of Broadcom prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting. If you are a beneficial owner, you may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your broker, bank or other nominee and submitting the legal proxy along with your ballot.

Board Recommendations, Required Vote and Effects of Abstentions and Broker Non-Votes

The following chart describes the proposals to be considered at the Annual Meeting, our Board’s recommendations, the vote required for each of the proposals, and the manner in which votes will be counted.

If you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the appointment of PwC as our independent auditors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

To elect each of the eight director nominees named for the next year	For Against Abstain	For each nominee	Affirmative vote of a majority of votes cast	None	None

To ratify the appointment of PwC to serve as our independent auditors	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	Broker has discretion to vote

To approve amendments to the Second Amended and Restated Employee Share Purchase Plan	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None

To hold an advisory vote to approve compensation of our named executive officers	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None

Uninstructed Votes

If you are a registered stockholder and you return your signed proxy card without giving specific voting instructions, your shares will be voted by the proxy holders — Hock E. Tan, Thomas H. Krause, Jr. and Mark D. Brazeal or any of them, with full power of substitution (together, the “Proxy Holders”) — as recommended by the Board (see table above).

If you are a beneficial owner and you do not provide specific voting instructions to your broker, bank or other nominee, your shares will not be voted, resulting in a “broker non-vote” and will have no effect on the Proposals except for Proposal 2 (see table above).

Inspector of Election

We have appointed a representative of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) as the inspector of elections of the Annual Meeting. We will announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Costs of Solicitation

We will bear the cost of soliciting proxies. We have retained D. F. King & Co., Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $15,000 plus reimbursement of reasonable expenses. We and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees, trustees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of our common stock.

OTHER INFORMATION

Householding of Proxy Materials

We have adopted a procedure called “householding” under which we are delivering one copy of the Internet Notice and, if applicable, our proxy materials to multiple stockholders who share an address, unless we receive contrary instructions from one or more stockholders.

Upon written request, we will promptly deliver a separate copy of the Internet Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Internet Notice and, if applicable, the proxy materials, registered stockholders may contact Broadridge at:

•	By Internet: www.proxyvote.com

•	By telephone: (800) 579-1639

•	By email: sendmaterial@proxyvote.com

In addition, if you are receiving multiple copies and would like to receive only one copy for your household, you should contact Broadridge at the address, telephone number or email address above. If you are a beneficial owner, you should contact your broker, bank or other nominee.

Stockholder Proposals and Director Nominations for the 2020 Annual Meeting

Proposals to be Included in the Proxy Materials

You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our annual meeting of stockholders to be held in 2020 (“2020 Annual Meeting”), your proposal (other than a proposal for director nomination) must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and be received no later than October 22, 2019.

Proposals not to be Included in the Proxy Materials

Proposals for consideration at the 2020 Annual Meeting, but not for inclusion in the proxy materials, must be received no earlier than the close of business on December 3, 2019 and no later than the close of business on January 2, 2020. The proposal must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.

Nominations for Election of Directors Using Proxy Access

A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of our common stock (with such three-year period to include any period in which such stockholder continuously held ordinary shares of Broadcom–Singapore prior to April 4, 2018) representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on September 22, 2019 and no later than the close of business on October 22, 2019.

Nominations for Election of Directors not Included in the Proxy Materials

Director nominations that a stockholder intends to present at the 2020 Annual Meeting, but does not intend to have included in our proxy materials, must be received no earlier than the close of business on December 3, 2019 and no later than the close of business on January 2, 2020. Notice of director nominations must be submitted by a registered stockholder and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.

Delivery Method for Stockholder Proposals and Director Nominations

Notices of stockholder proposals and the intent to nominate directors at the 2020 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:

•	By Mail: Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131, Attention: Secretary

•	By Email: compliance.officer@broadcom.com

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Qualified director candidates suggested by holders of our common stock will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).

Other Matters

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as Proxy Holders.

Accompanying this Proxy Statement is our 2018 Form 10-K. The Proxy Statement incorporates by reference the information set forth in our 2018 Form 10-K under the following headings: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; Item 7A, “Quantitative and Qualitative Disclosures About Market Risk”; and Item 8, “Financial Statements and Supplementary Data.” Copies of this Proxy Statement and the 2018 Form 10-K, as filed with the SEC, are also available on our website at www.broadcom.com or you can request a copy free of charge by calling Investor Relations at (408) 433-8000 or emailing investor.relations@broadcom.com.

Upon request, we will furnish without charge to each person to whom this Proxy Statement is delivered a copy of any exhibit listed in our 2018 Form 10-K. You may request a copy, at no cost, by writing, telephoning or emailing us at:

Broadcom Inc.

Attn: Investor Relations

1320 Ridder Park Dive

San Jose, California 95131

Telephone: (408) 433-8000

Email: investor.relations@broadcom.com

To ensure timely delivery of any materials requested prior to the date of the Annual Meeting, you should request such materials no later than March 18, 2019.

By Order of the Board,

Hock E. Tan

Director, Chief Executive Officer and President

February 19, 2019

San Jose, California

APPENDIX A

Financial Reconciliation: GAAP to Non-GAAP—Unaudited

	Fiscal Year Ended

	November 4, 2018	October 29, 2017	October 30, 2016

	(in millions)
Net revenue on GAAP basis	$20,848	$17,636
Acquisition-related purchase accounting revenue adjustment (1)	14	29

Net revenue on non-GAAP basis	$20,862	$17,665

Net revenue on non-GAAP basis	$20,862
Revenue from Acquired Businesses(2)	81

Adjusted net revenue on a non-GAAP basis	$20,943

Operating income on GAAP basis	$5,135	$2,383
Acquisition-related purchase accounting revenue adjustment (1)	14	29
Purchase accounting effect on inventory	70	4
Amortization of acquisition-related intangible assets	3,545	4,275
Stock-based compensation expense	1,227	920
Restructuring, impairment and disposal charges	239	180
Litigation settlements	14	122
Acquisition-related costs	180	98

Operating income on non-GAAP basis	$10,424	$8,011

Operating income on non-GAAP basis	$10,424
Provisions or accruals for anticipated payouts under APB Plan	542
Other provisions or accruals, net (3)	53

Adjusted Operating income on non-GAAP basis	$11,019

Net cash provided by operating activities	$8,880	$6,551	$3,411
Purchases of property, plant and equipment	(635)	(1,069)	(723)

Free cash flow	$8,245	$5,482	$2,688

(1) Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.

(2) Represents revenue from Brocade during Fiscal Year 2018 prior to the completion of our acquisition of Brocade that was taken into consideration in setting Fiscal Year 2018 performance goals.

(3) Represents expenses related to Brocade during Fiscal Year 2018 prior to the completion of our acquisition of Brocade, that were excluded in setting Fiscal Year 2018 performance goals.

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Use of Non-GAAP Financial Measures

Non-GAAP results exclude acquisition-related revenue adjustments, amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, gain (loss) on acquisition-related assets, other non-recurring gains, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments.

Management does not believe that these items are reflective of our underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. The exclusion of these and other similar items from our GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The forgoing reconciliation includes a reconciliation of free cash flow to the most comparable GAAP cash flow measure, "Net cash provided by operating activities". Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Our free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

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APPENDIX B

SECOND AMENDMENT TO THE

BROADCOM LIMITED

SECOND AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

February 6, 2019

This Second Amendment (this “Amendment”) to the Broadcom Limited Second Amended and Restated Employee Share Purchase Plan, as amended by the amendment dated April 4, 2018 (as amended, the “Plan”), is adopted by the Board of Directors of Broadcom Inc., a Delaware corporation (the “Company”), on the date first set forth above, effective as of the date it is approved by the Company’s stockholders. The Plan is hereby amended, subject to and effective as of the date of such stockholder approval, as follows:

1.	The following shall replace the title of the Plan: “Broadcom Inc. Employee Stock Purchase Plan”.

2.	The following will replace Section 5(d) of the Plan in its entirety:

(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan through the Participant’s payroll deductions under the Plan. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease the Participant’s payroll deductions under the Plan. The Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate in the Plan.

3.	The following will replace Section 13(a) of the Plan in its entirety:

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall be available for sale under the Plan after February 3, 2019 is seven million five hundred forty-nine thousand eighty-eight (7,549,088).

4.	The following will replace Section 23 of the Plan in its entirety:

“23. Term of Plan. The original Employee Stock Purchase Plan became effective on the Effective Date. The Plan shall be in effect until terminated under Section 20 hereof.”

5.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

6.	Upon receipt of approval of this Amendment by stockholders, the Plan, as amended by this Amendment, shall be deemed amended and restated in form attached hereto as Exhibit A [See Appendix B-1].

*            *            *            *             *

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APPENDIX B-1

BROADCOM INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated on ________, 2019)

Broadcom Inc., a company organized under the laws of Delaware (the “Company”), adopted this Employee Stock Purchase Plan on ______, 2019 (the “Plan”), which amends and restates in its entirety the Second Amended and Restated Broadcom Limited Employee Share Purchase Plan, effective as of March 15, 2016, which amended and restated in its entirety the Avago Technologies Limited Employee Share Purchase Plan, as amended and restated effective as of June 2, 2010.

1.        Purpose. The purposes of the Plan are as follows:

(a)        To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a share ownership interest in the Company.

(b)        To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

This Plan includes two components: the Section 423 Component (as defined below) and the Non-Section 423 Component (as defined below). It is the intention of the Company to have the Section 423 Component qualify as an “employee stock purchase plan” under Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Section 423 Component, accordingly, shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Subsidiaries in locations outside of the U.S. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code.

2.        Definitions.

(a)        “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b)        “Board” shall mean the Board of Directors of the Company.

(c)        “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(d)        “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(e)        “Company” shall mean Broadcom Inc., a Delaware corporation.

(f)         “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(g)        “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. For the avoidance of doubt, a Designated Subsidiary that participates in the Section 423 Component will not participate in the Non-Section 423 Component. The Administrator may designate, or terminate the designation of, a Subsidiary as a Designated Subsidiary in either the Section 423 Component or Non-Section 423 Component without the approval of the shareholders of the Company.

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(h)        “Effective Date” shall mean July 31, 2009 (the date on which shareholders of the Company approved the original Employee Stock Purchase Plan).

(i)         “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the Option is granted, own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company, a Parent or a Subsidiary; (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an Employee, and shares which an Employee may purchase under outstanding Options shall be treated as shares owned by the Employee. Notwithstanding the foregoing the Administrator may exclude from participation in the Section 423 Component of the Plan as an Eligible Employee any Employee who is a citizen or resident of a jurisdiction other than the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of such jurisdiction would cause the Section 423 Component, any Offering thereunder or the Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any such exclusion shall be applied in an identical manner under each Offering to all Employees in such Offering, in accordance with Treasury Regulation Section 1.423-2(e). Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, sentences one through three hereof shall apply in determining who is an “Eligible Employee,” except (A) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (B) to the extent sentences one through three hereof are not consistent with applicable local laws, in which case applicable local laws shall control.

(j)         “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h) (2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three (3)-month period.

(k)        “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(l)         “Enrollment Deadline” shall have the meaning given to it in Section 5(a).

(m)        “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its shareholders, such as a share split, spin-off, rights offering, nonrecurring share dividend or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Options.

(n)         “Exercise Date” shall mean the last Trading Day of each Offering Period.

(o)         “Fair Market Value” shall mean, as of any date, the per share value of the Shares determined as follows:

(i)         If the Shares are listed on any established stock exchange or a national market system, Fair Market Value shall be the per share closing sales price for the Shares (or the per share closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the per share closing sales price (or the per share closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the per share closing bid and asked prices for the Shares on such date, or if no per share closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Shares, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

B-1-2

(p)        “Non-Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees that need not satisfy the requirements for options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

(q)        “Offering” shall mean an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Sections 4 and 8. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(r)        “Offering Date” shall mean March 15, 2016 and each September 15 and March 15 thereafter. Offering Dates may be changed pursuant to Section 4 of this Plan.

(s)        “Offering Period” shall mean subject to Section 24, each approximately six (6) month period beginning on an Offering Date and ending on the next succeeding Exercise Date. The first Offering Period shall commence March 15, 2016. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(t)         “Option” means an option to purchase the Shares on an Exercise Date that is granted under the Plan.

(u)        “Parent” means any entity, other than the Company, in an unbroken chain of entities ending with the Company if, at the time of the determination, each of the entities other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

(v)        “Participant” means an Eligible Employee who is granted an Option under this Plan.

(w)       “Plan” shall mean this Broadcom Inc. Employee Stock Purchase Plan, including both the Section 423 Component and the Non-Section 423 Component and any other sub-plans or appendices hereto, as amended and/or restated from time to time.

(x)        “Purchase Price” shall mean 85% of the Fair Market Value of one Share on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(y)        “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance issued after the Effective Date.

(z)        “Section 423 Component” shall mean those Offerings under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

(aa)      “Shares” shall mean shares of the Company’s common stock, par value $0.001 per share.

(bb)      “Subsidiary” shall mean any entity, other than the Company, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in an unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

(cc)      “Trading Day” shall mean a day on which the Nasdaq Stock Market is open for trading.

3.        Eligibility.

(a)        Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and, with respect to the Section 423 Component of the Plan, the limitations imposed by Section 423(b) of the Code.

(b)        Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and, with respect to the Section 423 Component of the Plan, the limitations imposed by Section 423(b) of the Code.

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(c)        No Eligible Employee shall be granted an Option under the Plan which permits such Eligible Employee rights to purchase Shares under the Plan, and to purchase shares under all other employee share purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase Shares under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Shares under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such Shares (determined at the time such Option is granted) for any one calendar year, and a right to purchase Shares which has accrued under an Option may not be carried over to any other Option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4.        Offering Periods. Subject to Section 24, the Plan shall be implemented by successive approximately six (6) month Offering Periods, the first of which shall commence on March 15, 2016. A new Offering Period shall commence following the expiration of each preceding Offering Period until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the Offering Dates and the Exercise Dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. In no event may an Offering Period exceed twenty-seven (27) months in duration.

5.        Participation.

(a)        An Eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Company and filing it with the Company’s payroll office or external stock plan agent, as determined by the Administrator, five (5) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date (the “Enrollment Deadline”).

(b)        Each person who first becomes an Eligible Employee subsequent to the Enrollment Date for any Offering Period, will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee. Such person may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Company and filing it with the Company’s payroll office no later than the Enrollment Deadline.

(c)        Except as provided in subsection (a), payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(d)        During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan through the Participant’s payroll deductions under the Plan. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease the Participant’s payroll deductions under the Plan. The Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate in the Plan.

(e)        A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each successive Offering Period on the terms contained herein and therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provide in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(f)         Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

6.        Payroll Deductions.

(a)        At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation, up to a maximum of $25,000 in any Offering Period, which he or she receives on each pay day during the Offering Period.

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(b)        All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(a) hereof, a Participant may not make any additional payments into such account.

(c)        A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A Participant may not make any changes to the rate of his or her payroll deductions during the period starting on the day immediately following the Enrollment Deadline for an Offering Period and running through the end of the applicable Offering Period.

(d)        Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period.

(e)        At the time the Option is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Employee.

7.        Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase during each Offering Period more than two thousand five hundred (2,500) Shares (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its sole discretion, the maximum number of Shares a Participant may purchase during each Offering Period. Exercise of the Option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The Option shall expire on the last day of the Offering Period.

8.        Exercise of Option.

(a)        Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, such Participant’s Option to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of whole Shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be either retained in the Participant’s account for the subsequent Offering Period, or refunded to the Participant within sixty (60) days following the end of the applicable Offering Period, to be determined by the Administrator (in its sole discretion). During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

(b)        Where a Participant’s payroll deductions are made in a currency other than U.S. dollars, such contributions will be converted into U.S. dollars on the Exercise Date using an exchange ratio determined by the Administrator in its discretion.

(c)        If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such

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Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

  9.        Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, but in no event later than sixty (60) days after the applicable Exercise Date, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of Shares purchased upon exercise of Participant’s Option.

10.        Withdrawal.

(a)        A Participant may withdraw all but not less than all of the payroll deductions credited to Participant’s account and not yet used to exercise Participant’s Option under the Plan by giving written notice to the Company in the form prescribed by the Company for use under the Plan at least five business days prior to an Exercise Date or such other deadline as is determined by the Administrator. All of the Participant’s payroll deductions credited to the Participant’s account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period shall be automatically terminated (but in no event more than sixty (60) days thereafter), and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b)        A Participant’s withdrawal from an Offering Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.        Termination or Transfer of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period, up to the date of such termination of employment, shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but he or she shall immediately cease to participate in the Section 423 Component; however, any Contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating his or her employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

12.        Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant in the Plan.

13.        Shares Subject to Plan.

(a)        Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall be available for sale under the Plan after February 3, 2019 is seven million five hundred forty-nine thousand eighty-eight (7,549,088).

(b)        If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Option shall again become available for issuance under the Plan. The Shares subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)        With respect to Shares subject to an Option granted under the Plan, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a

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shareholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14.        Administration.

(a)        The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b)        It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Subject to Section 24, the Administrator shall have the discretion to include any restriction or limitation regarding Shares purchased pursuant to the Plan based on such factors as the Administrator, in its sole discretion, shall determine. The Administrator at its option may delegate its duties hereunder, including duties under Section 5(a) hereof, and may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan. For the avoidance of doubt, the Administrator shall have the exclusive authority to determine which Designated Subsidiaries shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

(c)        All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15.        Designation of Beneficiary.

(a)        Subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)        Subject to applicable law, such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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16.        Transferability.

(a)        Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

(b)        Subject to Sections 19(c) and 19(d), no Shares issued upon exercise of an Option under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant until the six (6) month anniversary of the Exercise Date upon which such Shares were purchased. Notwithstanding the foregoing, in the event a Participant ceases to be an Eligible Employee for any reason, this Section 16(b) shall no longer apply to any Shares then held by such Participant.

17.        Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, provided, that nothing in this Section 17 shall diminish the Company’s obligations pursuant to Section 8(a) hereof.

18.        Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.        Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)        Changes in Capitalization. In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which have been authorized for issuance under this Plan but have not yet been placed under Option, the number of shares subject to the Plan and limitations provided in Section 13, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), the number and class of Shares covered by each outstanding Option, the purchase price per share of Shares covered by each Option which has not yet been exercised.

(b)        Equity Restructuring. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 19(a), the number and type of securities subject to each outstanding Option and the purchase price per share thereof, if applicable, will be equitably adjusted by the Administrator. The adjustments provided under this Section 19(b) shall be nondiscretionary and shall be final and binding on the affected Participants and the Company.

(c)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. In addition, the restrictions on transferability set forth in Section 16(b) shall immediately lapse. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(d)        Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Period then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. In addition, the restrictions on transferability set forth in Section 16(b) shall immediately lapse. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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20.        Amendment or Termination.

(a)        The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)        Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)        In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)        altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)        shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)        allocating Shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants.

21.        Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.        Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)        The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)        The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)        The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e)        The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

23.        Term of Plan. The original Employee Stock Purchase Plan became effective on the Effective Date. The Plan shall be in effect until terminated under Section 20 hereof.

24.        Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Section 423 Component will have equal rights and privileges so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of

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Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations. Eligible Employees participating in the Non-Section 423 Component of this Plan need not have the same rights and privileges as Eligible Employees participating in the Section 423 Component.

25.        No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to (i) terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause, or (ii) terminate or amend the Plan or any Offering Period in accordance with Section 20 hereof, in each case, subject to applicable law.

26.        Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of an Option granted pursuant to an Offering under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

27.        Rules Particular To Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 17 above. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an Option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Options granted under the Plan or the same Offering to Employees resident solely in the U.S. To the extent any appendix, sub-plan or changes thereto approved by the Administrator are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the Designated Subsidiaries affected thereby shall be considered Designated Subsidiaries in a separate Offerings under the Non-Section 423 Component instead of the Section 423 Component.

28.        Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

29.        Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

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Israeli Addendum

1.	GENERAL

1.1.

This Addendum (the “Addendum”) shall apply with respect to an Option or Shares delivered upon exercise of such Option, only to persons who, on the Date of Grant for such Option or Shares, are employed by an Israeli resident Designated Subsidiary. The provisions specified herein shall form an integral part of the Broadcom Inc. Employee Stock Purchase Plan (the “Plan”).

1.2

This Addendum is to be read as a continuation of the Plan and applies only to Options granted to Israeli Participants and Shares delivered upon exercise of such Options so that they comply with the requirements set by Israeli law in general, and in particular with the provisions of Section 102 (as defined below). For the avoidance of doubt, this Addendum does not add to or modify the Plan in respect of any other category of Participants.

1.3

The Plan and this Addendum are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Addendum and the Plan, the provisions set out in the Addendum shall prevail. This Addendum complies with, and is subject to, the provisions of the Ordinance (as defined below) and Section 102.

1.4	Any capitalized term not specifically defined in this Addendum shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITION

2.1	“Approved 102 Option” - an Option granted pursuant to Section 102(b) of the Ordinance.

2.2

“Capital Gain Option (CGO)” - an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

2.3	“Controlling Shareholder” – shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.4

“Date of Grant” – the date of grant for tax purposes in regard to Section 102 as determined under any tax ruling received in connection with the Plan and this Addendum, or as otherwise determined by the Administrator.

2.5

“Israeli Designated Subsidiary” – shall mean any Israeli resident Designated Subsidiary of the Company which is an “employing company” or “employer” within the meaning of Section 102(a) of the Ordinance.

2.6

“Israeli Eligible Employee” - an Eligible Employee who is employed by an Israeli Designated Subsidiary (including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance).

2.7	“Israeli Participant” - means an Israeli Eligible Employee who is granted an Option under the Plan and this Addendum.

2.8	“ITA” - the Israeli Tax Authorities.

2.9

“Ordinary Income Option (OIO)” – an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10	“102 Option” - any Option granted to an Israeli Eligible Employee pursuant to Section 102.

2.11	“Ordinance” - the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12

“Shares” – notwithstanding the definition of this term in the Plan, in addition thereto, for any tax purposes under this Addendum and any tax ruling issued by the ITA, shall mean shares of the Company’s common stock delivered upon exercise of an Approved 102 Option, held in trust by a Trustee for the benefit of the Israeli Participant as required under Section 102. Any tax reference or provision made under this Addendum with respect to Approved 102 Options shall also apply to any Shares delivered upon exercise of Approved 102 Options.

2.13

“Section 102” - Section 102 of the Ordinance and any regulations, rules, orders or procedures, administrative guidelines promulgated thereunder as now in effect or as hereafter amended and any tax rulings issued by the ITA to the Company or any Subsidiary (including any Israeli Designated Subsidiary).

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2.14

“Trustee” - any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time subject to the provisions of Section 102.

2.15	“Unapproved 102 Option” – an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ELIGIBILITY

3.1	Israeli Eligible Employees may be granted only 102 Options.

3.2	The Company may designate Options granted to Israeli Eligible Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3	Unless a special ruling is received from the ITA, the grant of Approved 102 Options shall not be made until 30 days from the date the Plan has been submitted for approval by the ITA.

3.4	The grant of Approved 102 Options shall be made under this Addendum, and shall be conditioned upon the approval of this Addendum by the ITA.

3.5	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.6

No Approved 102 Options may be granted under this Addendum to any Israeli Eligible Employee, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO granted to Israeli Eligible Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Addendum and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options to Israeli Eligible Employees. For the avoidance of doubt, for any Israeli tax purposes, the same shall apply to Shares.

3.7	To the extent required by Section 102, all Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1

To the extent required by Section 102, Approved 102 Options which shall be granted under this Addendum and/or any Shares delivered upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be held or controlled and supervised by the Trustee (subject to the approval of the ITA) for the benefit of the Israeli Participant for such period of time as required by Section 102 (the “Holding Period”). If the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2

Notwithstanding anything to the contrary, the Trustee shall not release any Shares acquired upon exercise of an Approved 102 Option prior to the full payment of the Israeli Eligible Employee’s tax liabilities (including, without limitation, social security taxes if applicable) arising from the grant, exercise or vesting of such Approved 102 Option or the sale or transfer of such Shares.

4.3

Subject to the provisions of Section 102, to obtain favorable tax treatment, an Israeli Eligible Employee shall not be entitled to sell or release from trust any Approved 102 Option and/or any Shares received upon the exercise of an Approved 102 Option or any other property received with respect to such Approved 102 Option or Shares, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance and any holding period provided for in the Plan, and shall not require the Trustee to release or sell the Approved 102 Options or Shares unless permitted to do so by applicable law and the Plan. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Israeli Eligible Employee.

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4.4

Upon receipt of an Approved 102 Option, the Israeli Eligible Employee will sign an undertaking in which he or she will give his or her consent to the grant of the Option under Section 102, and will undertake to comply with the terms of Section 102 and the trust agreement between the Company and the Trustee.

4.5

For purposes of Section 102, the Holding Period applicable to Shares acquired upon exercise of an Approved 102 Option begins on the date the Approved 102 Option is exercised and such Shares are purchased, such date also to be applicable for any tax calculation required under Section 102 and otherwise as determined under any tax ruling, provided that (i) the Company has provided notice to the Trustee of the Option, and (ii) the Israeli Eligible Employee has signed the subscription agreement and any other documents required by the Company or any Subsidiary (including any Israeli Designated Subsidiary) (which signature may be by electronic acceptance).

5.	THE OPTIONS

The terms and conditions upon which the Options shall be granted and exercised, shall be as specified in the Plan, the subscription agreement to be executed pursuant to the Plan and this Addendum. The Plan or the subscription agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (including the tax classification), the vesting provisions and the Purchase Price (if applicable).

6.	ASSIGNABILITY AND SALE OF THE GRANTS

6.1

Notwithstanding Section 16 of the Plan or any other provision of the Plan, and in addition thereto, no Option or any right with respect thereto, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Israeli Participant each and all of such Israeli Participant’s rights to purchase Shares pursuant to an Option shall be exercisable only by the Israeli Participant.

Any such action made directly or indirectly, whether to take effect immediately or in the future, shall be void.

6.2

With respect to each Approved 102 Option, the Trustee will not perform any transaction regarding the Option, including transferring, selling, seizing, assigning, hypothecating or pledging, disposing or assigning the Option or any Shares subject to the Option, and will not give any power of attorney regarding the Option, in any manner otherwise permitted by the Plan, unless all taxes are paid to the ITA, or the Trustee assures that the taxes will be paid. If the Shares acquired upon exercise of Options are transferred by will or by the laws of descent and distribution, Section 102 will apply to the heirs or transferees of the Israeli Participant.

7.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

7.1

With regards to Approved 102 Options and Shares acquired upon exercise thereof, the provisions of the Plan and/or the Addendum and/or the subscription agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and any tax ruling received in connection with the Plan and this Addendum, and the said provisions, tax rulings and permit shall be deemed an integral part of the Plan, this Addendum and the subscription agreement.

7.2

Any provision of Section 102 and/or the said permit and/or tax ruling which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, this Addendum or the subscription agreement, shall be considered binding upon the Company and the Israeli Participant.

8.	DIVIDENDS

Any dividends payable with respect to Shares acquired upon exercise of Options shall be subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

9.	TAX CONSEQUENCES

9.1

Any tax consequences arising from the grant, exercise or vesting of any Option, from the delivery, acquisition, sale or transfer of Shares or from any other event or act (of the Company, and/or any Israeli Designated Subsidiary and/or any other Subsidiary, or the Trustee or the Israeli Participant) hereunder, shall be borne solely by the Israeli Participant (including without limitation, social security payments or social contributions, if applicable). The Company and/or any Israeli Designated Subsidiary and/or any other Subsidiary, and/or the Trustee shall withhold taxes according to the requirements of applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant shall agree to indemnify the Company, each Israeli Designated Subsidiary and each other Subsidiary and the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without

B-1-13

limitation, liabilities relating to the obligation to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant. The Company and/or any Israeli Designated Subsidiary and/or any other Subsidiary and/or the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise, vesting, sale, transfer or other disposition thereof or of any Shares acquired upon exercise thereof, by withholding from proceeds of the sale of Shares acquired upon exercise of Options either through a voluntary sale or through a mandatory sale arranged by the Company; provided and only if (i) such a sale is permissible under the Company’s insider trading policies and (ii) such transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the U.S. Sarbanes-Oxley Act of 2002. In case the Company and/or the Israeli Designated Subsidiary determines that withholding from proceeds of the sale of Shares is not permissible or otherwise not desirable, the Israeli Participant further authorizes the Company and/or the Israeli Designated Subsidiary and/or the Trustee, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all withholding taxes through one or more of the following methods (i) irrevocable instructions given by the Israeli Participant to a broker to remit to the Company cash, in an amount equal to such withholding taxes, from a previously established account the Israeli Participant maintains with such broker; or (ii) through withholding from the Israeli Participant’s wages or other cash compensation paid to the Israeli Participant by the Company or the employer. In addition, the Israeli Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

9.2

For avoidance of doubt, there is no assurance that all of the Options granted as Approved 102 Options or Shares acquired upon exercise thereof, shall be eligible for the tax benefits pursuant to Section 102. Therefore, any tax consequences arising from the grant, vesting, or exercise of any Options, from the acquisition of Shares upon exercise thereof, or from any other event or act (of the Company, any Israeli Designated Subsidiary, the Trustee, and/or the Israeli Participant), shall be borne solely by the Israeli Participant.

9.3

The Company and/or any Israeli Designated Subsidiary and/or the Trustee shall not be required to release any share certificate or Shares to an Israeli Participant until all required payments have been fully made to the Company and/or to the Israeli Designated Subsidiary and all of the Israeli Participant’s tax liabilities have been satisfied.

9.4

With respect to Unapproved 102 Options, if the Israeli Participant ceases to be employed by the Company or any Israeli Designated Subsidiary, the Israeli Participant shall extend to the Company and/or any Israeli Designated Subsidiary a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102.

*    *    *

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APPENDIX C

DIRECTIONS TO BROADCOM INC.

2019 Annual Meeting

Our offices located at

280 Innovation Drive, San Jose, California

Coming North on US-880:

1.	Take Montague Expressway exit and keep left following the signs to Montague Expressway.

2.	Turn right onto Zanker Road.

3.	Turn right onto Innovation Drive.

4.	Turn into the Broadcom campus, which is the second driveway on the right, and the building will be on your left.

Coming South on US-880:

1.	Take Montague Expressway exit and follow the signs to Montague Expressway West.

2.	Turn right onto Zanker Road.

3.	Turn right onto Innovation Drive.

4.	Turn into the Broadcom campus, which is the second driveway on the right, and the building will be on your left.

Coming on US-101:

1.	Take San Tomas Expressway/Montague Expressway exit and follow the signs to Montague Expressway.

2.	Turn left onto Zanker Road using the second from the left lane.

3.	Turn right onto Innovation Drive.

4.	Turn into the Broadcom campus, which is the second driveway on the right, and the building will be on your left.

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BROADCOM INC. 1320 RIDDER PARK DRIVE SAN JOSE, CA 95131
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E57087-P17496 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
BROADCOM INC.
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
For Against Abstain Nominees:
1a. Mr. Hock E. Tan For Against Abstain
1b. Dr. Henry Samueli 2. Ratification of the appointment of Pricewaterhouse-
Coopers LLP as Broadcom’s independent registered
1c. Mr. Eddy W. Hartenstein public accounting firm for the fiscal year ending
November 3, 2019.
1d. Ms. Diane M. Bryant 3. To approve amendments to Broadcom’s Second Amended and Restated Employee Share Purchase Plan.
1e. Ms. Gayla J. Delly 4. Non-binding, advisory vote to approve compensation of
Broadcom’s named executive officers.
1f. Mr. Check Kian Low
NOTE: In their discretion, the Proxies, and each of them acting alone, are authorized to vote on such other business as may
1g. Mr. Peter J. Marks properly come before the meeting or any adjournment or postponement thereof.
1h. Mr. Harry L. You
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E57088-P17496
BROADCOM INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, being a stockholder of Broadcom Inc. (“Broadcom”), hereby appoints Hock E. Tan, Thomas H. Krause, Jr. and Mark D. Brazeal, or each of them acting alone, each with full powers of substitution, as proxies (the “Proxies”) of the undersigned and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all of the shares of common stock of Broadcom owned by the undersigned entitled to vote at the 2019 Annual Meeting of Stockholders of Broadcom to be held at 11:00 a.m. Pacific Time on April 1, 2019, at 280 Innovation Drive, San Jose, California 95134, and at any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: “FOR” EACH OF THE BOARD NOMINEES (PROPOSAL NO. 1) AND “FOR” PROPOSALS NO. 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY BE PUT BEFORE THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND ANY CONTINUATIONS(S) AND ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Continued and to be signed on reverse side